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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EP Energy Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear EP Energy Stockholder:

        You are cordially invited to attend the 2015 Annual Meeting of Stockholders of EP Energy Corporation ("EP Energy"), which will be held on Thursday, May 7, 2015, at EP Energy's headquarters, 1001 Louisiana Street, Houston, Texas 77002. The Annual Meeting will begin at 9:00 a.m., CDT, and will be held on the first floor.

        At the Annual Meeting, you will be asked to elect four members of our board of directors; vote on an advisory proposal on the compensation of our named executive officers (commonly referred to as "say on pay"); vote on an advisory proposal on the frequency of holding subsequent say on pay votes; and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy in accordance with the instructions included in this proxy statement.

        On behalf of the board of directors, I would like to thank you for your continued interest and investment in EP Energy.

Sincerely,

BRENT J. SMOLIK Chairman, President and Chief Executive Officer

Houston, Texas
March 26, 2015

EP ENERGY CORPORATION

1001 Louisiana Street
Houston, Texas 77002

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
May 7, 2015

        On May 7, 2015, EP Energy Corporation ("EP Energy") will hold its 2015 Annual Meeting of Stockholders at EP Energy's headquarters, 1001 Louisiana Street, Houston, Texas 77002. The Annual Meeting will begin at 9:00 a.m., CDT, and will be held on the first floor.

        At the Annual Meeting the following items of business will be considered:

    1.
    To elect four Class I directors to hold office until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified;

    2.
    To approve, by a nonbinding advisory vote, the compensation of our named executive officers;

    3.
    To approve, by a nonbinding advisory vote, the frequency of holding subsequent advisory votes on the compensation of our named executive officers;

    4.
    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

    5.
    To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

        These proposals are described in the attached proxy statement. Only stockholders who owned shares of our common stock at the close of business on March 13, 2015, are entitled to notice of, and can vote at, this Annual Meeting or any adjournments or postponements that may take place.

By Order of the Board of Directors

Marguerite N. Woung-Chapman Senior Vice President, General Counsel and Corporate Secretary

Houston, Texas
March 26, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2015

Our proxy statement for the 2015 Annual Meeting and our Annual Report on Form 10-K
for the fiscal year ended December 31, 2014 are available at www.proxyvote.com.

PROXY STATEMENT SUMMARY

        This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

Annual Meeting of Stockholders

Date:	Thursday, May 7, 2015
Time:	9:00 a.m., CDT
Location:	EP Energy's headquarters at 1001 Louisiana Street, Houston, Texas 77002 (meeting to be held on the first floor)
Record Date:	March 13, 2015
Voting:	Holders of Class A common stock ("common stock") as of the record date are entitled to vote. Each share of common stock is entitled to one vote.

Proposals and Voting Recommendation

	Board Recommendation	Page Reference (for more detail)

Election of Class I Directors		21
Ralph Alexander	For
Wilson B. Handler	For
John J. Hannan	For
Michael S. Helfer	For
Advisory vote on the compensation of our named executive officers for 2014	For	65
Advisory vote on the frequency of subsequent advisory votes on the compensation of our named executive officers	One Year	66
Ratification of our independent auditor	For	66

Voting Methods

        You can vote in one of four ways:

Visit www.proxyvote.com to vote VIA THE INTERNET	Call 1-800-690-6903 to vote BY TELEPHONE
Sign, date and return your proxy card in the prepaid enclosed envelope to vote BY MAIL	Attend the meeting to vote IN PERSON

        You are entitled to attend the Annual Meeting only if you were an EP Energy stockholder as of the close of business on the record date, March 13, 2015, or hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date. Examples of proof of ownership include the following: (1) a letter from your bank or broker stating that you owned EP Energy common stock on March 13, 2015; (2) a brokerage account statement indicating that you owned EP Energy common stock on March 13, 2015; or (3) the voting instruction form provided by your broker indicating that you owned EP Energy common stock on March 13, 2015.

        You should be prepared to present valid photo identification for admittance. If you do not provide photo identification or comply with other procedures outlined above, you will not be admitted to the Annual Meeting.

EP ENERGY CORPORATION

PROXY STATEMENT

EP ENERGY CORPORATION
1001 Louisiana Street
Houston, Texas 77002

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS — May 7, 2015

        We are furnishing you this proxy statement in connection with the solicitation of proxies by our board of directors (the "Board") for use at the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of EP Energy Corporation ("EP Energy"). The Annual Meeting will be held at EP Energy's headquarters at 1001 Louisiana Street, Houston, Texas 77002, on Thursday, May 7, 2015. The Annual Meeting will begin at 9:00 a.m., CDT, and will be held on the first floor. The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

        As a holder of EP Energy's Class A common stock ("common stock"), you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet. This proxy statement includes information that we are required to provide you under Securities and Exchange Commission ("SEC") rules and that is designed to assist you in voting your shares.

        Unless stated otherwise or the context otherwise requires, all references in this proxy statement to "us," "we," "our," "company" or "EP Energy" are to EP Energy Corporation.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.     Who may vote?

        Stockholders holding shares of EP Energy's common stock as of the close of business on the record date, March 13, 2015, and present in person or represented by a properly executed proxy are entitled to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. You have one vote for each share of common stock held as of the record date, which may be voted on each proposal presented at the Annual Meeting.

2.     What is the record date and what does it mean?

        The record date for the Annual Meeting is March 13, 2015. The record date was established by our Board as required by Delaware law. Owners of record of EP Energy's common stock at the close of business on the record date are entitled to:

  •
  receive notice of the Annual Meeting; and

  •
  vote at the Annual Meeting, and any adjournments or postponements of the Annual Meeting.

3.     How many shares of EP Energy common stock were outstanding on the record date?

        There were 244,778,539 shares of common stock outstanding and entitled to vote at the Annual Meeting at the close of business on the record date. Class A common stock is the only class of stock entitled to vote.

4.     What items of business will be voted on at the Annual Meeting?

        The items of business scheduled to be voted on at the Annual Meeting are:

  •
  the election of four Class I directors to hold office until our 2018 annual meeting of stockholders;

  •
  an advisory vote on the compensation of our named executive officers;

  •
  an advisory vote on the frequency of holding subsequent advisory votes on the compensation of our named executive officers; and

  •
  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

5.     How does the Board recommend that I vote?

        The Board recommends that you vote your shares:

  •
  FOR each of the Class I nominees to the Board;

  •
  FOR the proposal regarding an advisory vote on the compensation of our named executive officers;

  •
  EVERY YEAR for the proposal regarding the frequency of holding subsequent advisory votes on the compensation of our named executive officers; and

  •
  FOR the approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

6.     How do I vote?

        You may vote by any of the following methods:

  •
  By Telephone or Internet — If you have telephone or Internet access, you may submit your proxy vote by following the instructions provided on your proxy card or voting instruction form. Telephone and Internet voting will close at 11:59 p.m. eastern daylight time on May 6, 2015.

  •
  By Mail — You may submit your proxy vote by mail by signing a proxy card if your shares are registered or, for shares held beneficially in "street name," by following the voting instructions included by your broker, bank, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

  •
  In Person at the Annual Meeting — If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from your broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. See question 13, "Who can attend the Annual Meeting?" below for additional information.

7.     If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

        No.

8.     Can I change my vote?

        If you are a stockholder of record, you may revoke your proxy at any time before the voting polls are closed at the Annual Meeting by the following methods:

  •
  voting at a later time by telephone or Internet until 11:59 p.m. eastern daylight time on May 6, 2015;

  •
  delivering a proxy with a later date or a written revocation of your most recent proxy to our General Counsel and Corporate Secretary, Marguerite N. Woung-Chapman, EP Energy Corporation, P.O. Box 4660, Houston, Texas 77210-4660; or

  •
  giving notice of revocation to the Inspector of Election at the Annual Meeting.

        If you are a "street name" stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity's procedures.

9.     What happens if I do not specify a choice for a proposal when returning a proxy?

        You should specify your choice for each proposal on your proxy card or voting instruction form. Shares represented by proxies will be voted in accordance with the instructions given by the stockholders. If you are a registered stockholder and your proxy card is signed and returned without voting instructions, it will be voted according to the recommendation of the Board. If you are a beneficial stockholder and fail to provide voting instructions, your broker, bank or other holder of record is permitted to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm. However, absent instructions from you, the record holder may not vote on the election of the four Class I directors, on the advisory vote on the compensation of our named executive officers or on the frequency of holding subsequent advisory votes on the compensation of our named executive officers. Without your voting instructions on these proposals, a "broker non-vote" will occur.

10.   What happens if other matters come up at the Annual Meeting?

        The matters described in the notice of Annual Meeting are the only matters we know of which will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card or voting instruction form will vote your shares according to their best judgment.

11.   Who will count the votes?

        A representative or designee of Broadridge Financials Solutions, an independent tabulator appointed by the Board, will count the votes and act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

12.   What is a "quorum"?

        To transact any business at the Annual Meeting, a "quorum" must be present. A "quorum" is a majority of the aggregate voting power of our outstanding shares of common stock that are entitled to vote and are present in person or represented by proxy at the Annual Meeting. If you submit a properly executed proxy, you will be considered part of the quorum even if you abstain from voting. Broker non-votes are treated as present for the purpose of determining a quorum.

13.   Who can attend the Annual Meeting?

        Admission to the Annual Meeting is limited to stockholders of EP Energy, persons holding validly executed proxies from stockholders who held EP Energy common stock on March 13, 2015, the record date, and invited guests of EP Energy.

        If you are a stockholder of EP Energy, you must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of EP Energy. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether you are a record holder or hold your stock in "street name" through your broker, bank, trustee or other nominee.

        Proof of ownership of EP Energy stock must be shown at the door. Failure to provide adequate proof that you were a stockholder on the record date may prevent you from being admitted to the Annual Meeting.

        If you were a record holder of EP Energy common stock on March 13, 2015, then you must bring a valid form of government-issued personal identification (such as a driver's license or passport).

        If a broker, bank, trustee or other nominee was the record holder of your shares of EP Energy common stock on March 13, 2015, then you must bring:

  •
  Valid government-issued personal identification (such as a driver's license or passport); and

  •
  Proof that you owned shares of EP Energy common stock on March 13, 2015.

        Examples of proof of ownership include the following: (1) a letter from your bank or broker stating that you owned EP Energy common stock on March 13, 2015; (2) a brokerage account statement indicating that you owned EP Energy common stock on March 13, 2015; or (3) the voting instruction form provided by your bank or broker indicating that you owned EP Energy common stock on March 13, 2015.

        If you are a proxy holder for a stockholder of EP Energy, then you must bring:

  •
  the validly executed proxy naming you as the proxy holder, signed by a stockholder of EP Energy who owned shares of EP Energy common stock on March 13, 2015; and

  •
  valid government-issued personal identification (such as a driver's license or passport); and

  •
  if the stockholder whose proxy you hold was not a record holder of EP Energy common stock on March 13, 2015, proof of the stockholder's ownership of shares of EP Energy common stock on March 13, 2015, in the form of a letter or statement from a broker, bank, trustee or other nominee indicating that the stockholder owned EP Energy common stock on March 13, 2015.

        You may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

14.   How are votes counted?

        In the election of directors (Proposal Number 1), you may vote "FOR" all or some of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees.

        For the advisory vote on the compensation of our named executive officers (Proposal Number 2) and the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2015 (Proposal Number 4), you may vote "FOR," "AGAINST," or "ABSTAIN." If you elect to "ABSTAIN," the abstention has the same effect as a vote "AGAINST."

        For the advisory vote on the frequency of holding subsequent advisory votes on the compensation of our named executive officers (Proposal Number 3), you may vote every "1 Year", "2 Years", "3 Years," or "ABSTAIN."

        If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you are a registered stockholder and no instructions are indicated on a properly executed proxy card or over the telephone or Internet, the shares will be voted as recommended by the Board. If you are a beneficial stockholder and fail to provide voting instructions, your broker, bank or other holder of record is permitted to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm. However, absent instructions from you, the record holder may not vote on the election of the four Class I directors, on the advisory vote on the compensation of our named executive officers or on the frequency of holding subsequent advisory votes on the compensation of our named executive officers. Without your voting instructions on these proposals, a "broker non-vote" will occur.

15.   How many votes must each proposal receive to be approved?

  •
  With respect to the election of the four Class I directors, our amended and restated Bylaws provide for the election of directors by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. This means that the four nominees receiving the highest number of affirmative "For" votes will be elected. Broker non-votes will have no effect on the outcome of the director elections.

  •
  With respect to the advisory vote on the compensation of our named executive officers, the proposal must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting to be considered approved. Abstentions have the same effect as a vote "against" the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory vote. While the vote is advisory and non-binding in nature, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation matters.

  •
  With respect to the advisory vote on the frequency of holding subsequent advisory votes on the compensation of our named executive officers, the frequency receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by stockholders. Broker non-votes and abstentions will have no effect on the outcome of the frequency vote.

  •
  With respect to the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, the proposal must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting to be considered approved. Abstentions will have the same effect as a vote "against" the proposal.

16.   How can I view the stockholder list?

        A complete list of the registered stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may access this list at EP Energy's offices at 1001 Louisiana Street, Houston, Texas 77002 during ordinary business hours for a period of ten days before the Annual Meeting.

17.   Who pays for the proxy solicitation related to the Annual Meeting?

        We do. In addition to sending you or making available to you these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, email or in person. You may also be solicited by means of press releases issued by EP Energy, postings on our website, www.epenergy.com, and advertisements in periodicals. None of our officers or employees will receive any extra compensation for soliciting your proxy.

18.   If I want to submit a stockholder proposal for the 2016 annual meeting of stockholders, when is it due?

        If you want to submit a proposal for possible inclusion in next year's proxy statement, you must submit it in writing to the Corporate Secretary, EP Energy Corporation, P.O. Box 4660, Houston, Texas 77210-4660, telephone (713) 997-1200 and facsimile (713) 997-4099. EP Energy must receive your proposal on or before November 27, 2015. EP Energy will consider only proposals meeting the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 ("Exchange Act").

        Additionally, under our amended and restated Bylaws, for a stockholder to bring any matter before the 2016 annual meeting that is not included in the 2016 proxy statement, the stockholder's written notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2015 Annual Meeting. Under this criterion, stockholders must provide us with a notice of a matter to be brought before the 2016 annual meeting during the period from January 8, 2016 to February 7, 2016.

        If the 2016 annual meeting is held more than 30 days before or 60 days after May 7, 2016, for a stockholder seeking to bring any matter before the 2016 annual meeting, the stockholder's written notice must be received not less than 90 days nor more than 120 days before the date of the 2016 annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, by the tenth day after we publicly announce the date of the 2016 annual meeting.

        You are advised to review our amended and restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

19.   Where can I find the voting results of the Annual Meeting?

        We will announce preliminary voting results at the Annual Meeting and final results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting.

20.   How can I obtain a copy of the Annual Report on Form 10-K?

        We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with the SEC. It is available free of charge at the SEC's website at www.sec.gov. Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 to any of our stockholders of record, or to any stockholder who owns our common stock listed in the name of a bank or broker as nominee, at the close of business on March 13, 2015. Any request for a copy of our Annual Report on Form 10-K should be mailed to our General Counsel & Corporate Secretary at EP Energy Corporation, P.O. Box 4660, Houston, Texas 77210-4660, or by calling (713) 997-1200.

CORPORATE GOVERNANCE

About EP Energy

        We are an independent exploration and production company engaged in the acquisition and development of unconventional onshore oil and natural gas properties in the United States. On May 24, 2012, affiliates of Apollo Global Management LLC (together with its subsidiaries, Apollo), Riverstone Holdings LLC (Riverstone), Access Industries (Access) and Korea National Oil Corporation (KNOC) (collectively, our "Sponsors") and other co-investors acquired the predecessor entity to EP Energy. On August 30, 2013, we reorganized to form a new corporate holding structure under the name EP Energy Corporation. In January 2014, we completed our initial public offering of 35.2 million shares of our common stock, and our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "EPE." Our Sponsors and other legacy stockholders, as a group, continue to control a majority of our voting common stock and as a result we are a "controlled company" within the meaning of NYSE rules and qualify for exemption from certain corporate governance requirements.

Code of Ethics

        We have adopted a code of ethics, referred to as our "Code of Conduct," that applies to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and senior financial and accounting officers. In addition to other matters, our Code of Conduct establishes policies to deter wrongdoing and to promote honest and ethical conduct. A copy of our Code of Conduct is available on our website at www.epenergy.com. We will post to our website all waivers to, or amendments of, our Code of Conduct, which are required to be disclosed by applicable law.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the NYSE. The Corporate Governance Guidelines address matters including qualifications for directors, standards for independence of directors, election of directors, responsibilities of directors, mandatory retirement for directors, limitation on serving on other boards/committees, management succession, director access to management and outside advisors, director compensation, prohibition on hedging and pledging of company stock, director orientation and continuing education, and annual self-evaluation of the Board and its committees. The Board recognizes that effective corporate governance is an on-going process, and the Board, either directly or through the Governance and Nominating Committee, will review and revise as necessary our Corporate Governance Guidelines annually, or more frequently if deemed necessary. A copy of our Corporate Governance Guidelines is available on our website at www.epenergy.com.

Director Independence

        We qualify as a "controlled company" under the NYSE rules, which eliminates the requirements that we have a majority of independent directors on our Board and that we have compensation and governance and nominating committees composed entirely of independent directors.

        If at any time we cease to be a "controlled company" under applicable stock exchange rules, our Board will take all action necessary to comply with the applicable stock exchange rules, including appointing a majority of independent directors to our Board and establishing certain committees composed entirely of independent directors, subject to a permitted "phase-in" period. We will cease to qualify as a "controlled company" once our Sponsors, as a group, cease to control a majority of our voting stock.

        Our Board has affirmatively determined that each of Michael S. Helfer, Thomas R. Hix and Keith O. Rattie is independent as independence is defined in Rule 10A-3 of the Exchange Act, under NYSE listing standards and in accordance with standards of independence contained in our Corporate Governance

Guidelines. In reaching this determination, the Board reviewed each director's commercial and charitable relationships as well as any potential related party transactions and determined that none of these relationships or transactions affect the independence of these directors.

Audit Committee Financial Expert

        The Audit Committee plays an important role in promoting effective accounting, financial reporting, risk management and compliance procedures and controls. All members of our Audit Committee meet the financial literacy standard required by the NYSE rules and at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, the Board has affirmatively determined that Messrs. Hix (chairman of our Audit Committee) and Rattie are "audit committee financial experts."

Board Leadership Structure

        As stated in our Corporate Governance Guidelines, the Board does not have a formal policy addressing whether or not the roles of Chairman and Chief Executive Officer should be separate or combined. The directors serving on our Board possess considerable professional, financial and industry experience, significant experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that the company faces. As such, the Board believes that it is in the best position to evaluate the needs of the company and to determine how best to organize the company's leadership structure to meet those needs.

        At present, the Board has chosen to combine the positions of Chairman and Chief Executive Officer and Mr. Brent J. Smolik serves in the combined role. The Board believes this structure promotes strong alignment of strategic development and execution, effective implementation of strategic initiatives and clear accountability for the company's success or failure. In addition, the Board believes that combining the Chairman and Chief Executive Officer positions does not impede its oversight of the company and at present, the Board has not designated a separate lead director.

        While the Board has concluded that our current leadership structure is appropriate at this time, the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board's Role in Risk Oversight

        The Board has oversight responsibility with regard to assessment of the major risks inherent in the business of the company and measures to address and mitigate such risks. The Board is actively involved in overseeing risk management. For example, the Board:

  •
  oversees the long-term strategic direction of the company, and in doing so periodically reviews the company's strategic plans, the principal issues and risks that the company may face and management's efforts to monitor and mitigate those risks;

  •
  oversees management of the company's commodity price risk through regular review with management of the company's hedging and price risk management strategy;

  •
  reviews results of capital programs;

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  has established a thorough delegation of authority, with specific dollar limits on the commitment authority of members of senior management; and

  •
  reviews management's capital spending plans, reviews and approves the company's capital budget and long-range plan and requires that management present for Board approval significant departures from those plans.

        While the Board is ultimately responsible for risk oversight at our company, the committees of the Board assist the Board in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise. For example, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities relating to the company's risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to the major financial risk exposures and the steps management has taken to monitor, control and manage such exposures. The Compensation Committee likewise assists the Board in fulfilling its risk oversight responsibilities with respect to the management of risks associated with compensation-program design by reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on the company. The Governance and Nominating Committee assists the Board in fulfilling its risk oversight responsibilities relating to the management of risks associated with corporate governance, board organization and membership, and policies governing conflicts of interest.

        As mentioned above, the Board's role in risk management is one of oversight. Company management is responsible for day-to-day management of risks the company faces.

Executive Sessions of the Board

        The Board holds regular executive sessions in which non-management Board members meet without any members of management present. During 2014, non-management members of the Board met in executive session four times and the Audit Committee and the Compensation Committee each met in executive session without members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

Board and Committee Evaluations

        Each year the Board and each Board committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees. During 2014, each director participated in a self-assessment of the Board and committee members likewise participated in a self-assessment of their respective committees. The Board and the committees discussed the results of these assessments and, as necessary, any action resulting from these assessments.

Management Succession

        The Board periodically reviews with the CEO the management succession and development plan which includes the succession of the CEO in the event of an emergency or retirement, as well as the succession of other employees critical to our company's continued operations and success.

Web Access

        We provide access through our website to current information relating to corporate governance, including a copy of each of the Board's standing committee charters, our Corporate Governance Guidelines, our Code of Conduct, our Restated Certificate of Incorporation and amended and restated Bylaws, our related party transaction policy, biographical information concerning each director, and other matters regarding our corporate governance principles. We also provide access through our website to all filings submitted by EP Energy to the SEC. Our website is www.epenergy.com, and access to this information is free of any charge to the user. Information contained on our website is not part of this proxy statement.

Process for Communication with the Board

        Our Board has established a process for interested parties to communicate with the Board. Such communications should be in writing, addressed to the Board or an individual director, c/o Ms. Marguerite N. Woung-Chapman, General Counsel & Corporate Secretary, EP Energy

Corporation, P.O. Box 4660, Houston, Texas 77210-4660. Depending on the subject matter, the General Counsel & Corporate Secretary will:

  •
  forward the communication to the director or directors to whom it is addressed;

  •
  refer the inquiry to the appropriate corporate department if it is matter that does not appear to require direct attention by the Board or an individual director; or

  •
  not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        These procedures may change from time to time, and you are encouraged to visit our website at www.epenergy.com for the most current means of contacting our directors.

Director Attendance at Annual Meeting

        The Board encourages all directors to attend the Annual Meeting in accordance with our Corporate Governance Guidelines. Our 2015 Annual Meeting will be our first annual meeting of stockholders held subsequent to our initial public offering.

Related Party Transactions

        Our Board has adopted a written related party transactions policy. The policy defines a related party transaction as one in which EP Energy is a participant, the amount involved equals or exceeds $120,000, and a related party has a direct or indirect material interest. The policy defines a related party as any executive officer, director or director nominee, person known to be the beneficial owner of 5% or more of EP Energy's voting securities, immediate family member of any of the foregoing persons, or firm or corporation in which any of the foregoing persons is employed as an officer, is a general partner, or in which such person has a 10% or greater beneficial ownership interest.

        The policy includes procedures to review and approve, as necessary, any related party transactions prior to the transaction being entered into, or ratify any related party transactions that have not been previously approved. Other than certain pre-approved transactions specifically set forth in the policy, any related party transaction involving executive officers or their immediate family members other than the CEO or the general counsel are referred to the CEO and general counsel for approval. Any related person transaction involving the general counsel and his or her immediate family members will be referred to the CEO for approval. Any related person transaction involving 5% or greater stockholders, directors, director nominees or the CEO and their immediate family members will be referred to the Governance and Nominating Committee for approval. All related party transactions are reported annually to the Governance and Nominating Committee.

        In determining whether to approve a related party transaction, the CEO, general counsel or Governance and Nominating Committee will consider whether:

  •
  the terms of the transaction are fair to EP Energy and would be on the same basis if the transaction did not involve a related party;

  •
  there are business reasons to enter into the transaction;

  •
  the transaction would impair the independence of an outside director;

  •
  the transaction would present an improper conflict of interest for any director or executive officer; and

  •
  the transaction is material.

        The policy for approval of related party transactions can be found on our website at www.epenergy.com.

        In addition, under our stockholders agreement, the consummation of any transaction involving us, on the one hand, and any legacy stockholder, director or affiliate of any legacy stockholder or director, on the other hand (each such transaction, a "Related Person Transaction"), will in each case require the approval of a majority of the directors, other than those directors that are (or whose affiliates are) party to such Related Person Transaction or have been designated by the legacy stockholders who are party, or whose affiliates are party to, such Related Person Transaction. This approval is not required for (among other things): (i) any transaction that is consummated in the ordinary course of business, on arm's length terms and de minimis in nature (it being understood that any transaction or series of related transactions that involves goods, services, property or other consideration valued in excess of $10,000 will not be deemed to be de minimis); and (ii) an acquisition of additional securities by a legacy stockholder pursuant to an exercise of its preemptive rights under the stockholders agreement.

  Amended and Restated Transaction Fee Agreement

        In connection with the closing of our acquisition in May 2012, we were subject to a transaction fee agreement with certain of our Sponsors for the provision of certain structuring, financial, investment banking and other similar advisory services. At the time of the acquisition, we paid a one-time transaction fee of $71.5 million to the Sponsors in the aggregate in exchange for services rendered in connection with structuring, arranging the financing and performing other services. On December 20, 2013, the Transaction Fee Agreement was amended and restated in its entirety pursuant to which the requirement to pay an additional transaction fee to the Sponsors under the agreement was eliminated (and, as described below, an additional fee became payable under the amended and restated Management Fee Agreement). The amended and restated Transaction Fee Agreement terminated automatically in accordance with its terms upon the closing of our initial public offering in January 2014.

  Amended and Restated Management Fee Agreement

        In connection with the closing of our acquisition in May 2012, we entered into a management fee agreement with our Sponsors relating to the provision of certain management consulting and advisory services to the company following the acquisition. On December 20, 2013, the management fee agreement was amended and restated in its entirety (as so amended, the "Amended and Restated Management Fee Agreement") pursuant to which an additional fee became payable to the Sponsors in respect of management and similar services rendered prior to our initial public offering. In January 2014, we paid a quarterly management fee of $6.25 million to our Sponsors pursuant to the Amended and Restated Management Fee Agreement. In addition, subject to the terms and conditions of the Amended and Restated Management Fee Agreement, upon the closing of our initial public offering in January 2014, we paid the Sponsors an additional transaction fee equal to approximately $83 million. Below is a breakdown of the payments made to the Sponsors under the Amended and Restated Management Fee Agreement during 2014:

2014 Management Fee
Apollo	$3,409,090
Riverstone	$946,970
Access	$946,970
KNOC	$946,970

Total	$6,250,000

2014 Transaction Fee
Apollo	$45,466,554
Riverstone	$12,629,598
Access	$12,629,598
KNOC	$12,629,598

Total	$83,355,348

The Amended and Restated Management Fee Agreement, including the obligation to pay the quarterly management fee, terminated automatically in accordance with its terms upon the closing of our initial public offering in January 2014.

  Supply Agreement

        We are party to certain supply agreements with a subsidiary of Momentive Performance Materials Holdings LLC ("Momentive") to provide fracturing materials for our Eagle Ford drilling operations. Momentive is an affiliate of Apollo, one of our Sponsors. During 2014, we made payments to Momentive in the amount of $112,357,718 pursuant to these contracts. The supply agreements were entered into as market-based, arm's length transactions, and none of our Apollo-appointed Board members has a direct or indirect material interest in these payments.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES

        The Board held eight meetings during 2014. Each director attended at least 75% of his board and committee meetings.

Board Composition

        The supervision of our management and the general course of our affairs and business operations is entrusted to our Board. Our Board is currently comprised of 12 directors, with (i) four designated by Apollo, (ii) two designated by Riverstone, (iii) one designated by Access, (iv) one designated by KNOC, (v) our chief executive officer and (vi) three independent directors. In addition, Apollo has the right (but is not required) to designate an additional non-independent director. Apollo also has the right to designate any director as the Chairman of the Board and our chief executive officer, Mr. Smolik, currently serves in that capacity.

        Our Board is divided into three classes. The members of each class serve staggered, three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which are for one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will stand for re-election for an additional three-year term at the annual meeting of stockholders in the year in which their term expires.

  •
  Ralph Alexander, Wilson B. Handler, John J. Hannan and Michael S. Helfer are Class I directors, whose initial terms will expire at the 2015 Annual Meeting and each of whom are standing for re-election at this annual meeting;
  •
  Ilrae Park, Donald A. Wagner, Rakesh Wilson and Thomas R. Hix are Class II directors, whose initial terms will expire at the 2016 annual meeting of stockholders; and
  •
  Gregory A. Beard, Keith O. Rattie, Robert M. Tichio and Brent J. Smolik are Class III directors, whose initial term will expire at the 2017 annual meeting of stockholders.

        Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

        As ownership in us by a Sponsor decreases, our stockholders agreement provides for the reduction in the number of directors such Sponsor may designate. The tables below state the number of director(s) that each Sponsor may designate to the Board pursuant to the stockholders agreement based on such Sponsor's ownership of common stock, in each case, expressed as a percentage of its ownership of common stock as of the first day of effectiveness of the Company's registration statement under the Securities Act of 1933 in connection with our initial public offering (the "Effective Time") (e.g., 75% means that the Sponsor holds 75% of the common stock that it held as of the Effective Time).

Apollo Ownership	Non-Independent Directors	Independent Directors
At least 75%	5	2
Between 50% and 75%	4	2
Between 25% and 50%	2	1
Between 10% and 25%	1	0
Less than 10%	0	0

Riverstone Ownership	Non-Independent Directors	Independent Directors
50%	2	1
Between 20% and 50%	0	1
Less than 20%	0	0

Access Ownership	Non-Independent Directors	Independent Directors
At least 50%	1	0
Less than 50%	0	0

KNOC Ownership	Non-Independent Directors	Independent Directors
At least 50%	1	0
Less than 50%	0	0

        A director that is designated by any Sponsor pursuant to the stockholders agreement may be removed and replaced at any time and for any reason (or for no reason) only at the direction and upon the approval of such Sponsor for so long as such Sponsor has the right to designate the applicable director. The replacement of any director will be designated by the Sponsor that designated any such vacant seat unless such Sponsor has lost its right to designate the applicable director pursuant to the above. If the Sponsor has lost its right to designate the applicable director and the legacy stockholders hold at least 50% of our outstanding common stock, the legacy stockholders will have the right to designate a replacement director by a vote of the legacy stockholders holding a majority-in-interest of our outstanding common stock then held by the legacy stockholders (each such director, a "Replacement Director"); provided, that such Replacement Director is "independent" of us, the legacy stockholders and their affiliates under the rules of the NYSE.

Board Observers

        Our stockholders agreement provides certain Sponsors and legacy stockholders with certain rights with respect to the designation of observers to the Board. Each observer generally may attend the meetings of our Board as an observer (and not as a director) and receive the same meeting-related information given to Board members. No observer has a vote on our Board. The members of the Board can exclude any board observer from any board meeting to protect attorney-client privilege, in connection with a conflict of interest, or for any other reason with the consent of the legacy stockholder that appointed the board observer, which consent cannot be unreasonably withheld, conditioned or delayed. The tables below state the number of board observers that each Sponsor (other than Apollo, which has no such right) and other significant legacy stockholders may designate pursuant to the stockholders agreement based on such legacy stockholder's ownership of common stock, in each case, expressed as a percentage of its ownership of common stock as of the Effective Time (e.g., 50% means that the legacy stockholder holds 50% of the common stock that it held as of the Effective Time).

Riverstone Ownership	Board Observer
Between 20% and 50%	2
Less than 20%	0

Access Ownership	Board Observer
Between 20% and 50%	1
Less than 20%	0

KNOC Ownership	Board Observer
Between 20% and 50%	1
Less than 20%	0

EPE Management Investors, LLC	Board Observer
100%	2
Between 50% and 100%	1
Less than 50%	0

Other Significant Legacy Stockholders	Board Observer
At least 50%	1
Less than 50%	0

Committees of the Board

        Our stockholders agreement provides that for so long as each Sponsor has the right to designate a director or an observer to the Board, we will cause any committee of our Board to include in its membership such number of members that are consistent with, and reflects, the right of each Sponsor to designate a director or observer to the Board, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules.

        The Board has established three standing committees to assist the Board in carrying out its duties: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. We describe the committees, their current membership and their principal responsibilities below.

Name	Board	Audit	Compensation	Governance and Nominating

Ralph Alexander	Member

Gregory A. Beard	Member		Chair	Member

Wilson B. Handler	Member		Member	Member

John J. Hannan	Member

Michael S. Helfer*	Member	Member	Member	Chair

Thomas R. Hix*	Member	Chair	Member

Ilrae Park	Member		Member	Member

Keith O. Rattie*	Member	Member

Brent J. Smolik	Chairman

Robert M. Tichio	Member		Member	Member

Donald A. Wagner	Member		Member	Member

Rakesh Wilson	Member		Member	Member

Number of 2014 Meetings	8	5	4	1

*
Independent Board member.

Audit Committee

        The Audit Committee consists of three members: Messrs. Hix (Chair), Helfer and Rattie. Each member of the Audit Committee satisfies the financial literacy and independence requirements of the NYSE listing standards. No Audit Committee member serves on more than three audit committees of public companies, including our Audit Committee.

        The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to:

  •
  the company's independent registered public accounting firm's qualifications and independence;
  •
  the company's third party petroleum reserves engineer;
  •
  the audit of the company's financial statements;
  •
  the performance of the company's internal audit function and independent registered public accounting firm; and
  •
  the preparation of the report of the Audit Committee to be included in the company's annual proxy statement under the rules of the SEC.

        Our principal independent auditor, Ernst & Young LLP, reports directly to the Audit Committee. In addition, the Audit Committee provides an open avenue of communication between the internal auditors, the independent auditor and the Board.

        The Audit Committee Charter can be found on our website at www.epenergy.com.

Policy for Approval of Audit and Non-Audit Services

        During 2014, the Audit Committee approved a pre-approval policy for audit and non-audit services, as required under applicable law, and the pre-approved limit on fees for each of these categories. The Audit Committee's current practice is to consider for pre-approval annually all categories of audit and permitted non-audit services proposed to be provided by our independent auditors for a fiscal year. Pre-approval of tax services requires the principal independent auditor provide the Audit Committee with written documentation of the scope and fee structure of the proposed tax services and discuss with the Audit Committee the potential effects, if any, of providing such services on the independent auditor's independence. The Audit Committee will also consider for pre-approval annually the maximum amount of fees and the manner in which the fees are determined for each type of pre-approved audit and non-audit services proposed to be provided by the independent auditors for the fiscal year. The Audit Committee must separately pre-approve any service that is not included in the approved list of services or any proposed services exceeding the pre-approved cost levels. See "Principal Accountant Fees and Services" on page 67 of this proxy statement for the aggregate fees paid to Ernst & Young LLP for the years ended December 31, 2013 and 2014.

Compensation Committee

        The Compensation Committee consists of eight members: Gregory A. Beard (chair), Wilson B. Handler, Michael S. Helfer, Thomas R. Hix, Ilrae Park, Robert M. Tichio, Donald A. Wagner and Rakesh Wilson. We are a "controlled company" under NYSE listing rules; as a result, we are not required to have a compensation committee composed entirely of independent directors.

        The primary purpose of the Compensation Committee is to assist the Board in fulfilling its responsibility to:

  •
  oversee the company's management compensation policies and practices;
  •
  formulate, evaluate and approve the compensation and employment arrangements of the company's executive officers;
  •
  set, review and approve corporate goals and objectives relevant to officer compensation;
  •
  evaluate the performance of the CEO and his direct reports and based on this evaluation approve the compensation of such individuals;
  •
  oversee all compensation programs involving the issuance of equity under any equity compensation programs the company may institute from time to time; and
  •
  review and discuss with management the company's compensation discussion and analysis to be included in the company's annual proxy statement filed with the SEC.

        The Compensation Committee Charter can be found on our website at www.epenergy.com.

        See the "Compensation Discussion and Analysis" beginning on page 32 of this proxy statement for a discussion of our processes and procedures for determining and establishing executive compensation.

Compensation Consultant Independence and Payments

        The Compensation Committee has retained Frederic W. Cook & Co. ("FW Cook") as its independent compensation consultant. The compensation consultant is directly accountable to the Compensation Committee and the committee reviews all fees paid to the consultant for executive compensation advice. The Compensation Committee reviews, on an annual basis, the performance of the compensation consultant and provides the consultant with feedback. In addition, the Compensation Committee evaluated and confirmed that the compensation consultant has no conflicts of interest in its provision of executive compensation consulting services to the committee. Fees paid to FW Cook in 2014 for executive compensation consulting to the Compensation Committee were $226,524.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is a former or current officer or employee of the Company. In addition, none of our executive officers serve as a member of the compensation committee or board of directors of another entity, one of whose executive officers serve on our Compensation Committee or Board.

Governance and Nominating Committee

        The Governance and Nominating Committee consists of seven members: Michael S. Helfer (chair), Gregory A. Beard, Wilson B. Handler, Ilrae Park, Robert M. Tichio, Donald A. Wagner and Rakesh Wilson. We are a "controlled company" under NYSE listing rules; as a result, we are not required to have a governance and nominating committee composed entirely of independent directors.

        The primary purpose of the Governance and Nominating Committee is to assist the Board in fulfilling its responsibility to:

  •
  identify individuals qualified to serve as directors of the company and on committees of the Board, consistent with criteria approved by the Board and our stockholders agreement,
  •
  select the director nominees for the next annual stockholder meeting consistent with the criteria approved by the Board and our stockholders agreement;
  •
  advise the Board with respect to the Board composition, procedures and committees;
  •
  develop and recommend to the Board a set of corporate governance guidelines applicable to the company; and
  •
  oversee the annual performance evaluation of the Board.

        The Governance and Nominating Committee Charter can be found on our website at www.epenergy.com.

Director Nomination Process

        The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise relevant to the company with a reputation for integrity. The Board has delegated to the Governance and Nominating Committee the responsibility for identifying, screening and recommending candidates to the Board for Board membership in accordance with the policies and principles set forth in its charter and consistent with any contractual obligations of the company, including director appointment rights as set forth in our stockholders agreement. This assessment includes an examination of whether the individual is independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. When formulating its Board membership recommendations, the Governance and Nominating Committee may also consider advice and recommendations from others as it deems appropriate. The Governance and Nominating Committee evaluates candidates submitted by stockholders according to the same criteria as any other nominees. Each director nominee who appears on the ballot for this Annual Meeting has been recommended by the Governance and Nominating Committee to the full Board.

        Except as otherwise set forth in our stockholders agreement, any stockholder desiring to nominate an individual for election to the Board must submit, in writing, a timely notice complying with the advance notice provisions set forth in Article II of our amended and restated Bylaws to Ms. Marguerite N. Woung-Chapman, General Counsel and Corporate Secretary, EP Energy Corporation, P.O. Box 4660, Houston, Texas 77210-4660, telephone (713) 997-1200 and facsimile (713) 997-4099. To be considered timely for a stockholder seeking to bring any matter before the 2016 annual meeting, the stockholder's written notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2015 Annual Meeting. Under this criterion, stockholders must provide us with notice of nominations to be made at the 2016 annual meeting during the period from January 8, 2016 to February 7, 2016. If the 2016 annual meeting is held more than 30 days before or 60 days after May 7, 2016, for a stockholder seeking to bring any matter before the 2016 annual meeting, the stockholder's written notice must be received not less than 90 days nor more than 120 days before the date of the 2016 annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, by the tenth day after we publicly announce the date of the 2016 annual meeting.

        A stockholder's notice must set forth all of the information required by, and comply with, the advance notice provisions of our amended and restated Bylaws, including:

  •
  the name and address of such stockholder, as they appear on the company's books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith;
  •
  the class or series and number of shares of the company which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and of their respective affiliates or associates or others acting in concert therewith;
  •
  any derivative instruments directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the company;
  •
  any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the company;
  •
  any contract, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any security of the company (any of the foregoing, a "Short Interest");
  •
  any rights to dividends on the shares of the company owned beneficially by such stockholder that are separated or separable from the underlying shares of the company;
  •
  any proportionate interest in shares of the company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
  •
  any performance-related fees that such stockholder is entitled to based on any increase or decrease in the value of shares of the company or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's immediate family sharing the same household;
  •
  any significant equity interests or any derivative instruments or Short Interests in any principal competitor of the company held by such stockholder;
  •
  any direct or indirect interest of such stockholder in any contract with the company, any affiliate of the company or any principal competitor of the company;
  •
  any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act;
  •
  as to each person whom the stockholder proposes to nominate for election or reelection to the Board:
    o
    all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act, and
    o
    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; and

  •
  with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement as required by our amended and restated Bylaws.

        In addition, the company may require any proposed nominee to furnish such other information as may reasonably be required by the company to determine the eligibility of such proposed nominee to serve as an independent director of the company or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

AUDIT COMMITTEE REPORT

        The Audit Committee's purpose is to assist the Board in its oversight of EP Energy's internal controls, financial statements and the audit process. The Board, in its business judgment, has determined that all members of the Audit Committee meet the independence standards of the NYSE and the SEC applicable to members of the Audit Committee.

        Management is responsible for the preparation, presentation and integrity of the company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for auditing the company's internal controls over financial reporting. While the Audit Committee has the responsibilities and powers set forth in its charter and management and the independent registered public accounting firm for the company are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2014 with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and any other applicable accounting and auditing standards. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm's independence.

        Based on the reports and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to below and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

        Although determined to be financially literate (as defined by the SEC rules), the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the company and are not experts in auditor independence standards or legal or regulatory matters. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.

AUDIT COMMITTEE
Thomas R. Hix, Chairman Michael S. Helfer Keith O. Rattie

PROPOSAL NO. 1 — Election of Directors

        The Board has nominated the following individuals for election as Class I Directors of the company to hold office until the company's 2018 annual meeting of stockholders or until their successors are duly elected and qualified:

Ralph Alexander
Wilson B. Handler
John J. Hannan
Michael S. Helfer

        Each of the Class I nominees is currently serving as a director of the company. Their biographical information is contained in the "Directors and Executive Officers" section below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
OF EACH OF THE DIRECTOR NOMINEES.

 DIRECTORS AND EXECUTIVE OFFICERS

Directors and Nominees

        The company currently has a classified Board, with directors divided into three classes. The members of each class serve staggered, three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which are for one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will stand for re-election for an additional three-year term at the annual meeting of stockholders in the year in which their term expires.

        The following table sets forth certain information, as of the date of this proxy statement, regarding the company's Class I director nominees and the Class II and Class III continuing directors.

Name	Position and Offices	Age

Class I Director Nominees

Ralph Alexander	Director	59

Wilson B. Handler	Director	30

John J. Hannan	Director	61

Michael S. Helfer	Director	69

Class II Directors

Thomas R. Hix	Director	67

Ilrae Park	Director	48

Donald A. Wagner	Director	51

Rakesh Wilson	Director	39

Class III Directors

Gregory A. Beard	Director	43

Keith O. Rattie	Director	60

Brent J. Smolik	Chairman, President and Chief Executive Officer	53

Robert M. Tichio	Director	37

        The biographies of each of the Board members below contain information regarding the person's service as a director, business experience, board positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills of each Board member. Each of the Class I Director nominees has agreed to be named in this proxy statement and to serve as a director if elected.

DIRECTORS STANDING FOR RE-ELECTION

Class I Director Nominees (term expiring at 2015 Annual Meeting)

Ralph Alexander Age 59	Director since 2013

Mr. Alexander has been a member of our Board since September 2013. Mr. Alexander is a Managing Director of Riverstone Holdings, LLC and joined Riverstone in September 2007. During 2007, Mr. Alexander served as a consultant to TPG Capital. For nearly 25 years, Mr. Alexander served in various positions with subsidiaries and affiliates of BP plc, one of the world's largest energy firms. From June 2004 until December 2005, he served as Chief Executive Officer of Innovene, BP's $20bn olefins and derivatives subsidiary. From 2001 until June 2004, he served as Chief Executive Officer of BP's Gas, Power and Renewables and Solar segment and was a member of the BP group executive committee. Prior to that, Mr. Alexander served as a Group Vice President in BP's Exploration and Production segment and BP's Refinery and Marketing segment. He held responsibilities for various regions of the world, including North America, Russia, the Caspian, Africa and Latin America. Prior to these positions, Mr. Alexander held various positions in the upstream, downstream and finance groups of BP. In addition to serving on the boards of a number of Riverstone portfolio companies and their affiliates, Mr. Alexander serves on the board of directors of Niska Gas Storage Partners LLC. He previously served on the boards of Stein Mart Corporation, KiOR Inc., Amyris, Inc., Foster Wheeler AG and Anglo American plc. He holds a BS and MS in nuclear engineering from Brooklyn Polytech (now NYU Polytechnic) and holds an MS in management science from Stanford University. He is currently Chairman of the Board of NYU Polytechnic and is a New York University Trustee. Mr. Alexander was appointed to our Board by Riverstone.

We believe Mr. Alexander's extensive experience with the energy industry enables him to provide important insight and guidance to our management team and Board of Directors.

Wilson B. Handler Age 30	Director since 2013

Mr. Handler has been a member of our Board since November 2013. Mr. Handler joined Apollo in 2011 and is a member of the Natural Resources group. Prior to joining Apollo, Mr. Handler was an investment professional at First Reserve, where he was involved in the execution and monitoring of investments in the energy sector. Previously, he worked in the Investment Banking Division at Lehman Brothers in the Natural Resources group. Currently, Mr. Handler serves on the board of directors of CSV Midstream Solutions GP LLC, and Jupiter Resources GP LLC and previously served as a director of Athlon Energy Inc. Mr. Handler graduated from Dartmouth College with an AB in Economics and Government. Mr. Handler was appointed to our Board by Apollo.

Based upon Mr. Handler's extensive investment experience, his knowledge of the Company and experience in the energy industry, we believe he possesses the requisite skills to serve as a member of our Board.

John J. Hannan Age 61	Director since 2013

Mr. Hannan has been a member of our Board since December 2013. Mr. Hannan is Chairman of the Board of Directors of Apollo Investment Corporation, a public investment company. He served as Chief Executive Officer of Apollo Investment Corporation from 2006 to 2008. Mr. Hannan, a senior partner of Apollo Management, L.P., co-founded Apollo Management, L.P. in 1990. Mr. Hannan is an advisor to Apollo's Natural Resources group. He has been on several public boards including Vail Resorts, Inc. and Goodman Global, Inc., and is currently on the board of Environmental Solutions Worldwide and Brown University. Mr. Hannan is actively involved in charitable organizations. He received a BBA from Adelphi University and an MBA from the Harvard Business School. Mr. Hannan was appointed to our Board by Apollo.

Based on Mr. Hannan's strong investment and management experience and his service on multiple boards of directors, we believe that Mr. Hannan possesses the requisite set of skills to serve as a member of our Board.

Michael S. Helfer Age 69	Director since 2014

Mr. Helfer has been a member of our Board since January 2014. He is also a director of Grupo Financiero Banamex, S.A.de C.V. ("Banamex") and certain of its wholly-owned subsidiaries. Banamex is a wholly-owned subsidiary of Citigroup Inc. Mr. Helfer is Managing Director of Ice Glen Group LLC, which provides financial and strategic advice to clients. Mr. Helfer was Vice Chairman of Citigroup, Inc. from June 2012 until his retirement in March 2014. From February 2003 until May 2012, he served as General Counsel and Corporate Secretary of Citigroup. Mr. Helfer is a member of the Council on Foreign Relations and the American Law Institute. He has served as Chairman of the New York Clearing House Association, Chairman of the Legal Aid Society of the District of Columbia, as a member of the Board of Directors of Lincoln Center Theater, and as a Trustee of the Wexner Center for the Arts.

Based upon Mr. Helfer's extensive management, business and leadership experience, we believe that he possesses the requisite set of skills to serve as a member of our Board.

CONTINUING DIRECTORS

Class II Directors (term expiring at 2016 Annual Meeting)

Thomas R. Hix Age 67	Director since 2014

Mr. Hix has served as a member of our Board since April 2014. Mr. Hix has been a business consultant since January 2003, and previously served as Senior Vice President of Finance and Chief Financial Officer of Cooper Cameron Corporation from 1995 until his retirement in 2003. Prior to that time, Mr. Hix held several executive level finance and accounting positions in the energy industry. Mr. Hix currently serves on the board of directors of the general partner of Western Gas Equity Partners LP, as a director of Rowan Companies PLC., and as a director of Health Care Service Corporation (a Chicago-based company operating through its Blue Cross and Blue Shield divisions in Illinois, Texas, Oklahoma and New Mexico). He also serves as a director of various non-profits, including the Houston Zoo. Mr. Hix previously served as a director of El Paso Corporation from 2004 to May 2012. Mr. Hix holds a Bachelor of Business Administration in Accounting from Texas Tech University and an MBA from Pepperdine University.

As a former chief financial officer of a large, publicly-traded energy company, Mr. Hix has significant expertise in finance and accounting. Mr. Hix also provides the Board with valuable public company operating and management experience.

Ilrae Park Age 48	Director since 2013

Mr. Park has been a member of our Board since August 2013 and previously served as a member of the Board of Managers of EPE Acquisition, LLC from December 2012 to August 2013. Mr. Park joined Korea National Oil Corporation (KNOC) in 1990 and worked in the areas of new ventures, asset management worldwide and field operations, spending most of his career in Korea, Indonesia, United Arab Emirates, Yemen and the United States. He is currently the Representative and Managing Director of the U.S. Business Unit of KNOC under which three subsidiaries are running E&P businesses. At the same time, in the United States he is serving as President and board member for KNOC Eagle Ford Corporation, and Executive Vice President and board member for Ankor E&P Holdings Corporation. Mr. Park received his bachelor degree in Petroleum & Minerals Engineering from Hanyang University, a master degree in Petroleum Engineering from Hanyang University and a PhD ABD in Petroleum Engineering from Hanyang University. Mr. Park was appointed to our Board by KNOC.

Based on Mr. Park's engineering background and extensive experience in the energy industry, we believe that Mr. Park possesses the requisite set of skills to serve as a member of our Board.

Donald A. Wagner Age 51	Director since 2013

Mr. Wagner has been a member of our Board since August 2013 and previously served as a member of the Board of Managers of EPE Acquisition, LLC from May 2012 to August 2013. Mr. Wagner is a Managing Director of Access Industries, having been with Access since 2010. He is responsible for sourcing and executing new investment opportunities in North America, and he oversees Access' current North American investments. From 2000 to 2009, Mr. Wagner was a Senior Managing Director of Ripplewood Holdings L.L.C., responsible for investments in several areas and heading the industry group focused on investments in basic industries. Previously, Mr. Wagner was a Managing Director of Lazard Freres & Co. LLC and had a 15-year career at that firm and its affiliates in New York and London. He is a board member of Access portfolio companies Warner Music Group and Boomerang Tube and was on the board of NYSE-listed RSC Holdings from November 2006 until August 2009. Mr. Wagner graduated summa cum laude with an AB in physics from Harvard College. Mr. Wagner was appointed to our Board by Access.

Based upon Mr. Wagner's experience as a director of various companies, including public companies, and over 25 years of experience in investing, banking and private equity, we believe that Mr. Wagner possesses the requisite set of skills to serve as a member of our Board.

Rakesh Wilson Age 39	Director since 2013

Mr. Wilson has been a member of our Board since August 2013 and previously served as a member of the Board of Managers of EPE Acquisition, LLC from May 2012 to August 2013. Mr. Wilson is a Partner of Apollo and joined Apollo in 2009. Prior to joining Apollo, Mr. Wilson was at Morgan Stanley's Commodities Department in the principal investing group responsible for generating, evaluating and executing investment ideas across the energy sector. Mr. Wilson began his career at Goldman Sachs in equity research and then moved to its investment banking division in New York and Asia. Mr. Wilson currently serves on the board of directors of CSV Midstream Solutions GP LLC, Jupiter Resources GP LLC, Talos Energy, LLC and Express Energy Services, LLC and previously served as a director of Athlon Energy Inc. and Parallel Petroleum. Mr. Wilson graduated from the University of Texas at Austin and received his MBA from INSEAD, Fontainebleau, France. Mr. Wilson was appointed to our Board by Apollo.

We believe that Mr. Wilson's extensive international investment and risk management experience, his knowledge of the Company and his service on multiple boards have provided him with a strong understanding of the financial, operational and strategic issues facing public companies in our industry, and that he possesses the requisite set of skills to serve as a member of our Board.

Class III Directors (term expiring at 2017 Annual Meeting)

Gregory A. Beard Age 43	Director since 2013

Mr. Beard has been a member of our Board since August 2013 and previously served as a member of the Board of Managers of EPE Acquisition, LLC from May 2012 to August 2013. Mr. Beard joined Apollo in June 2010 as the Global Head of Natural Resources, based in the New York office. Mr. Beard joined Apollo with 19 years of investment experience, the last ten of which were with Riverstone Holdings where he was a founding member, Managing Director and lead deal partner in many of the firm's top oil and gas and energy service investments. While at Riverstone, Mr. Beard was involved in all aspects of the investment process including sourcing, structuring, monitoring and exiting transactions. Mr. Beard began his career as a Financial Analyst at Goldman Sachs, where he played an active role in that firm's energy-sector principal investment activities. Mr. Beard has also served on the board of directors of many oil and natural gas companies including Belden & Blake Corporation, Canera Resources, Cobalt International Energy, Eagle Energy, Legend Natural Gas I - IV, Mariner Energy, Phoenix Exploration, Titan Operating, Vantage Energy and Virginia Uranium. Mr. Beard has served on the Board of various oilfield services companies, including CDM Max, CDM Resource Management, and International Logging. Mr. Beard currently serves on the board of directors of Apex Energy, LLC, Caelus Energy Alaska, LLC, CSV Midstream Solutions GP LLC, Double Eagle Energy Holdings, LLC, Double Eagle Energy Holdings II, LLC, Jupiter Resources GP LLC, NRI Management Group, LLC, Pinnacle Agriculture Holdings, LLC and Talos Energy, LLC and previously served as a director of Athlon Energy Inc. Mr. Beard received his BA from the University of Illinois at Urbana. Mr. Beard was appointed to our Board by Apollo.

Based upon Mr. Beard's extensive investment and management experience, particularly in the energy sector, his strong financial background and his service on the boards of multiple oil and natural gas exploration and production companies and oilfield services companies, which have provided him with a deep working knowledge of our operating environment, we believe that he possesses the requisite skills to serve as a member of our Board.

Keith O. Rattie Age 60	Director since 2015

Mr. Rattie has been a member of our Board since January 2015. Mr. Rattie is the retired Chairman, President and Chief Executive Officer of Questar Corporation. He served as President of Questar from January 2001 to July 2010, as its Chief Executive Officer from May 2002 to July 2010, and as its Chairman from May 2003 to July 2012. He recently retired as a Questar director in May 2014. He also served as chairman of the board of QEP Resources following its spin-off from Questar from July 2010 until May 2012. He retired from the QEP board in February 2014. Mr. Rattie currently serves on the board of directors of Ensco plc, Rockwater Energy Solutions, and Zions First National Bank. He is the past chair of INGAA, and has served on the National Petroleum Council and the board of the Gas Technology Institute. Mr. Rattie has a BS degree in electrical engineering from the University of Washington and an MBA from St. Mary's College.

As the former CEO of a publicly traded company, Mr. Rattie brings extensive management, business and leadership skills to our Board. Mr Rattie also provides the Board with valuable upstream and downstream E&P operations experience.

Brent J. Smolik Age 53	Director since 2013

Mr. Smolik has been our President, Chief Executive Officer and Chairman of the Board since August 2013, President and Chief Executive Officer of EP Energy LLC since May 2012 and previously served as Chairman of the Board of Managers of EPE Acquisition from May 2012 to August 2013. He was previously Executive Vice President and a member of the Executive Committee of El Paso Corporation and President of our predecessor EP Energy Corporation (a/k/a El Paso Exploration & Production Company) from November 2006 to May 2012. Mr. Smolik was President of ConocoPhillips Canada from April 2006 to October 2006. Prior to the Burlington Resources merger with ConocoPhillips, he was President of Burlington Resources Canada from September 2004 to March 2006. From 1990 to 2004, Mr. Smolik worked in various engineering and asset management capacities for Burlington Resources Inc., including the Chief Engineering role from 2000 to 2004. He was a member of Burlington's Executive Committee from 2001 to 2006. Mr. Smolik currently serves on the boards of directors of Cameron International Corporation, the American Exploration and Production Council and the Producers for American Crude Oil Exports. Mr. Smolik received his Bachelor of Science in Petroleum Engineering from Texas A&M University.

As the President and Chief Executive Officer of EP Energy, Mr. Smolik is the only officer of our company to sit on the board. With over 30 years of energy industry experience, Mr. Smolik brings a comprehensive knowledge and understanding of our business to the Board and provides the Board with essential insight and guidance from an inside perspective on the day-to-day operations of our company.

Robert M. Tichio Age 37	Director since 2013

Mr. Tichio has been a member of our Board since September 2013. Mr. Tichio is a Partner of Riverstone Holdings LLC and joined Riverstone in 2006. Prior to joining Riverstone, Mr. Tichio was in the Principal Investment Area (PIA) of Goldman Sachs which manages the firm's private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisition group where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts. In addition to serving on the boards of a number of Riverstone portfolio companies and their affiliates, Mr. Tichio has served as a member of the board of directors of Northern Blizzard Resources Inc. since June 2011. Mr. Tichio previously served as a member of the board of directors of Midstates Petroleum Company, Inc. and Gibson Energy (TSE:GEI). Mr. Tichio is a member of the Board of Visitors of the Nelson A. Rockefeller Center at Dartmouth College. He holds an MBA from Harvard Business School and a bachelor's degree from Dartmouth College. Mr. Tichio was appointed to our Board by Riverstone.

We believe Mr. Tichio's extensive energy industry background, particularly his expertise in mergers and acquisitions, brings important experience and skill to our Board of Directors.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

        The following table provides certain information regarding the beneficial ownership of our outstanding common stock as of March 1, 2015, for:

  •
  each person or group who beneficially owns more than 5% of our common stock;

  •
  each of our directors;

  •
  each of the named executive officers in the Summary Compensation Table; and

  •
  all of our current executive officers and directors as a group.

        The percentage of ownership is based on 244,778,539 shares of common stock outstanding as of March 1, 2015.

        The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote and in the next paragraph, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

        Our Sponsors, as a group, continue to control a majority of our voting common stock. As a result, we qualify as a "controlled company" under the NYSE listing rules. However, the number of shares reflected in the table below as beneficially owned by each of the Sponsors does not include shares held by the other Sponsors that are subject to the terms of the stockholders agreement pursuant to which, among other things, the sponsors have agreed to act together to vote for the election of each of their director nominees to the Board.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Apollo Funds (1)	112,596,207	46.0%
Riverstone (2)	31,276,726	12.8%
Access (3)	34,943,104	14.3%
KNOC (4)	31,276,726	12.8%
Brent J. Smolik (5)	575,828	*
Dane E. Whitehead	207,458	*
Clayton A. Carrell (6)	128,043	*
Marguerite N. Woung-Chapman	77,492	*
Joan M. Gallagher	61,318	*
John D. Jensen (7)	—	—
Ralph Alexander	—	—
Gregory A. Beard	—	—
Wilson B. Handler	—	—
John J. Hannan	—	—
Michael S. Helfer	14,384	*
Thomas R. Hix	31,820	*
Ilrae Park	—	—
Keith O. Rattie	15,577	*
Robert M. Tichio	—	—
Donald A. Wagner	—	—
Rakesh Wilson	—	—
Directors and executive officers as a group (16 persons)	1,111,920	*

*
Less than 1%.

(1)
Includes shares held of record by Apollo Investment Fund VII, L.P. ("AIF VII"), Apollo Overseas Partners (Delaware 892) VII, L.P. ("AOP (Delaware 892)"), AOP VII (EPE Intermediate), L.P. ("AOP Intermediate"), Apollo Investment Fund (PB) VII, L.P. ("AIF (PB) VII"), ANRP (EPE Intermediate), L.P. ("ANRP Intermediate"), ANRP (Corp AIV), L.P. ("ANRP (Corp AIV)"), EPE Domestic Co-Investors, L.P. ("Domestic Co-Investors"), EPE Overseas Co-Investors (FC), L.P. ("Overseas Co-Investors"), EPE 892 Co-Investors I, L.P. ("Co-Investor I"), EPE 892 Co-Investors II, L.P. ("Co-Investor II"), and EPE 892 Co-Investors III, L.P. ("Co-Investor III," and together with AIF VII, AOP (Delaware 892), AOP Intermediate, AIF (PB) VII, ANRP Intermediate, ANRP (Corp AIV), Domestic Co-Investors, Overseas Co-Investors, Co-Investor I and Co-Investor II, the "Apollo Funds"). Apollo Management VII, L.P. ("Management VII") is the manager of AIF VII, AOP (Delaware 892), AOP Intermediate and AIF (PB) VII. Apollo Commodities Management, L.P. with respect to Series I ("Commodities Management") is the manager of ANRP Intermediate and ANRP (Corp AIV). EPE Acquisition Holdings, LLC ("Acquisition Holdings") is the general partner of Domestic Co-Investors, Overseas Co-Investors, Co-Investor I, CoInvestor II and Co-Investor III. Management VII and Commodities Management are the members and managers of Acquisition Holdings. AIF VII Management, LLC ("AIF VII LLC") is the general partner of Management VII. Apollo Management, L.P. ("Apollo Management") is the sole member-manager of AIF VII LLC. Apollo Management GP, LLC ("Management GP") is the general partner of Apollo Management. Apollo Commodities Management GP, LLC ("Commodities GP") is the general partner of Commodities Management. Apollo Management Holdings, L.P. ("Management Holdings") is the sole member and manager of Management GP and of Commodities GP. Apollo Management Holdings GP, LLC ("Management Holdings GP") is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of

  Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of stock held of record by the Apollo Funds. The address of each of AIF VII, AOP (Delaware 892), AOP Intermediate, AIF (PB) VII, Domestic Co-Investors, Co-Investor I, Co-Investor II and Co-Investor III is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of Overseas Co-Investors is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, Grand Cayman KY1-9005, Cayman Islands. The address of ANRP Intermediate, ANRP (Corp AIV), Commodities Management, Commodities GP, Acquisition Holdings, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.

(2)
Riverstone V Everest Holdings, L.P. and Riverstone V FT Corp Holdings, L.P. are the record holders of 19,942,040 shares of common stock and 11,334,686 shares of common stock, respectively. Riverstone Energy Partners V, L.P. is the general partner of each of Riverstone V Everest Holdings, L.P. and Riverstone V FT Corp Holdings, L.P. Riverstone Energy GP V, LLC is the general partner of Riverstone Energy Partners V, L.P. Riverstone Energy GP V, LLC is managed by a seven person managing committee. Pierre F. Lapeyre, Jr., David M. Leuschen, John Browne, James T. Hackett, Michael B. Hoffman, N. John Lancaster and Andrew W. Ward, as the members of the managing committee of Riverstone Energy GP V, LLC, may be deemed to share beneficial ownership of the shares of common stock owned of record by Riverstone V Everest Holdings, L.P. and Riverstone V FT Corp Holdings, L.P. These individuals expressly disclaim any such beneficial ownership. The business address for each of the persons named in this footnote is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019.

(3)
Represents beneficial ownership attributable to record ownership of 31,276,726 shares of common stock by Texas Oil & Gas Holdings LLC ("TOGH"). Each of RSB Limited, Access Industries Holdings LLC, Access Industries, LLC, Access Industries Management, LLC and Len Blavatnik may be deemed to beneficially own the shares of common stock held directly by TOGH. RSB Limited holds a majority of the outstanding membership interests in TOGH and, as a result, may be deemed to share voting and investment power over the shares of common stock held directly by TOGH. Access Industries Holdings LLC holds a majority of the outstanding voting interests in RSB Limited and, as a result, may be deemed to share voting and investment power over the shares of common stock beneficially owned by TOGH and RSB Limited. Access Industries, LLC holds a majority of the outstanding voting membership interests in Access Industries Holdings LLC and, as a result, may be deemed to share voting and investment power over the shares of common stock beneficially owned by TOGH, RSB Limited and Access Industries Holdings LLC. Access Industries Management, LLC controls Access Industries Holdings LLC, Access Industries, LLC and TOGH and, as a result, may be deemed to share voting and investment power over the shares of common stock beneficially owned by TOGH, RSB Limited, Access Industries Holdings LLC and Access Industries, LLC. Len Blavatnik controls Access Industries Management, LLC and a majority of the outstanding voting interests in Access Industries, LLC and, as a result, may be deemed to share voting and investment power over the shares of common stock beneficially owned by TOGH, RSB Limited, Access Industries Holdings LLC, Access Industries, LLC and Access Industries Management, LLC. Because of their relationships with TOGH, RSB Limited, Access Industries Holdings LLC, Access Industries, LLC, Access Industries Management, LLC and Len Blavatnik, each of AI Energy Holding LLC ("AIEH"), Altep 2014 L.P. ("Altep 2014") and Access Industries, Inc. may be deemed to share voting and investment power over the shares of common stock beneficially owned by TOGH, RSB Limited, Access Industries Holdings LLC, Access Industries, LLC, Access Industries Management, LLC and Len Blavatnik. Each of RSB Limited, Access Industries Holdings LLC, Access Industries, LLC Access Industries Management, LLC, AIEH, Altep 2014, Access Industries, Inc. and Len Blavatnik, and each of their affiliated entities and the officers, partners, members, and managers thereof, other than TOGH, disclaims beneficial ownership of the shares held by TOGH. Also represents beneficial ownership of 3,556,387 shares of common stock held directly by AIEH. Each of Access Industries Management, LLC and Len Blavatnik may be deemed to beneficially own the shares of common stock held directly by AIEH. Access Industries Management, LLC controls AIEH and, as a result, may be deemed to share voting and investment power over the shares beneficially owned by AIEH. Len Blavatnik controls Access Industries Management, LLC and, as a result, may be deemed to share voting and investment power over the shares of common stock beneficially owned by AIEH. Because of their relationships with AIEH, Access Industries Management, LLC and Len Blavatnik, each of TOGH, RSB Limited, Access Industries Holdings LLC, Access Industries, LLC, Altep 2014 and Access Industries, Inc. may be deemed to share voting and investment power over the shares of common stock beneficially owned by AIEH, Access Industries Management, LLC and Len Blavatnik. Each of Access Industries Management, LLC, RSB Limited, Access Industries Holdings LLC, Access Industries, LLC, Altep 2014, Access Industries, Inc. and Len Blavatnik, and each of their affiliated entities and the officers, partners, members and managers thereof, other than AIEH, disclaims beneficial ownership of the shares held by AIEH. Also represents beneficial ownership of 109,991 shares of common stock held directly by Altep 2014. Each of Access Industries, Inc. and Len Blavatnik may be deemed to beneficially own the shares of common stock held directly by Altep 2014. Access Industries, Inc. is the general partner of Altep 2014 and, as a result, may be deemed to have voting and investment power over the shares owned directly by Altep 2014. Len Blavatnik controls Access Industries, Inc. and, as a result, may be deemed to share voting and investment power over the shares of common stock held by Altep 2014. Because of their relationships with Altep 2014, Access Industries, Inc. and Len Blavatnik, each of TOGH, RSB Limited, Access Industries Holdings LLC, Access Industries, LLC and AIEH may be deemed to share voting and investment power over the shares of common stock beneficially owned by Altep 2014, Access Industries, Inc. and Len Blavatnik. Each of Access Industries, Inc., RSB Limited, Access Industries Holdings LLC, Access Industries, LLC, Access Industries Management, LLC, AIEH and Len Blavatnik, and each of their affiliated entities and the officers, partners, members and managers thereof, other than Altep 2014, disclaims beneficial ownership of the shares held by Altep 2014. The address for TOGH, RSB Limited, Access Industries Holdings LLC, Access Industries, LLC, Access Industries Management, LLC, AIEH, Altep 2014, Access Industries, Inc. and Len Blavatnik is c/o Access Industries, Inc., 730 Fifth Avenue, 20th Floor, New York, NY 10019.

(4)
KNOC is the state-owned oil and gas company of the Republic of Korea. Moon Kyu Suh, Joong Hyun Kim, Youn Sung Byun, Byung Jin Song, Chang Seok Jeong, Kang Hyun Shin, Hag Yong Sung, Han Joo Yoo, Woon Wha Park, Bo Hyun Chon, One Shick Shin, Gye Hyung Lee and Byung Og Ahn, as directors of KNOC (collectively, the "KNOC Directors" and each, a "KNOC Director"), exercise investment and voting power with respect to the shares of common stock owned by KNOC. Based on the foregoing relationships, each of the KNOC Directors may be deemed to be the beneficial owners of the shares of common stock owned by KNOC. Each KNOC Director disclaims beneficial ownership of such shares of common stock except to the extent of his or her pecuniary interest therein. The address of each KNOC Director and KNOC is c/o Korea National Oil Corporation, 305, Jongga-Ro, Jung-Gu, Ulsan, Korea 681-816.

(5)
Mr. Smolik's beneficial ownership includes 123,705 shares held in a family limited partnership (Smolik Interests Limited Partnership) and 17,035 shares held in a family trust (BJS 2012 Trust, Brent Smolik Trustee).

(6)
Mr. Carrell's beneficial ownership excludes 1,300 shares owned by his daughter. Mr. Carrell disclaims any beneficial ownership in those shares.

(7)
Mr. Jensen voluntarily resigned on May 31, 2014.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the SEC. Directors, officers and beneficial owners of more than 10% of our equity securities are also required by SEC regulations to furnish us with copies of all such reports that they file. Based on our review of copies of such forms and amendments provided to us, as well as responses to director and officer questionnaires, we believe that all filing requirements were timely complied with during 2014, with the exception of a Form 4 for Clayton A. Carrell relating to the purchase by a family member of 1,300 shares of stock on December 8, 2014 which was inadvertently filed late. This transaction was reported to the SEC on January 8, 2015, and Mr. Carrell disclaims beneficial ownership of such securities.

COMPENSATION DISCUSSION AND ANALYSIS

        The following compensation discussion and analysis, or CD&A, provides information relevant to understanding the 2014 compensation of the executive officers identified in the Summary Compensation Table below, to whom we refer as our named executive officers. They include the following individuals:

Name	Title
Brent J. Smolik	Chairman, President and CEO
Dane E. Whitehead	Executive Vice President and CFO
Clayton A. Carrell	Executive Vice President and COO
Marguerite N. Woung-Chapman	Senior Vice President, General Counsel and Corporate Secretary
Joan M. Gallagher	Senior Vice President, Human Resources and Administrative Services
John D. Jensen (1)	Executive Vice President, Operations Services

(1)
John D. Jensen voluntarily resigned from the company on May 31, 2014. His compensation information for 2014 is being presented in this CD&A and in the applicable executive compensation tables in accordance with SEC reporting requirements for executive officers who departed during the last fiscal year, but whose total compensation that was actually paid during the fiscal year would have placed them among the three most highly compensation executive officers (other than the CEO and CFO).

        The discussion is divided into the following sections:

    I.
    Executive Summary

    II.
    Setting Executive Officer Compensation

    III.
    Elements of Total Compensation Program

    IV.
    2014 Compensation Decisions

    V.
    Other Compensation Matters

I.    Executive Summary

        Compensation Program Philosophy and Design.    The core of our executive compensation program is pay for performance. A significant portion of each executive's total annual compensation is at risk and dependent upon our company's achievement of specific, measurable performance goals. Our performance-based pay is designed to align our executive officers' interests with those of our stockholders and to promote the creation of stockholder value, without encouraging excessive risk-taking. In addition, our equity program rewards long-term stock performance and is designed to encourage retention following a Sponsor exit. The framework of our executive compensation program, which incorporates what we believe are top governance practices, is set forth below:

  •
  we provide our named executive officers with total annual compensation that includes three principal elements: base salary, annual cash incentive awards, and long-term equity-based incentive awards;

  •
  our annual cash incentive awards are based on achievement of pre-established financial, operational and safety performance goals, as well as individual performance;

  •
  the Compensation Committee also considers the company's relative total shareholder return ("TSR") in determining the amount of any annual cash incentive awards;

  •
  our 2014 long-term incentive awards included stock options and restricted stock awards, with delayed 3-year ratable vesting;

  •
  our named executive officers hold Class B shares granted in 2012 that become payable only upon a liquidity event where our Sponsors receive a return of at least one times their invested capital in our company;

  •
  we do not provide tax gross-ups on executive perquisites;

  •
  our executives officers and independent directors are subject to meaningful stock ownership requirements;

  •
  we have adopted a policy prohibiting our executive officers and directors from pledging or hedging shares of our stock;

  •
  we have a compensation recoupment ("clawback") policy that applies to our executive officers and others selected by the Board;

  •
  our 2014 Omnibus Incentive Plan incorporates double-trigger vesting upon a change in control, meaning both a change in control and an involuntary without cause or good reason termination of employment must occur;

  •
  our 2014 Omnibus Incentive Plan precludes option repricing without stockholder consent;

  •
  the Compensation Committee retains an independent compensation consultant to advise on executive compensation matters and best practices; and

  •
  the Compensation Committee reviews our compensation program to ensure that it does not provide incentives for excessive risk-taking.

        2014 Financial and Operational Performance.    Highlights of the company's performance over the past year include:

  •
  Operational and Financial Execution

      o
      Increased oil production 51% to a record 97.7 MBOED

      o
      Increased Adjusted EBITDAX* 36% to a record $1,547 million

      o
      Maintained a sector-leading hedge program that provides multi-year price protection

  •
  Long-term Value Creation

      o
      Increase proved oil and gas reserves 18% to 662 MMBOE at year end

      o
      Increased inventory 10% with the addition of 500+ future drilling locations, bringing us to a total of nearly 5,700 drilling locations

  •
  Transition and Portfolio Activities

      o
      Became publically traded on the NYSE on January 17, 2013

      o
      Further concentrated our asset base within our current operating areas with the sale of legacy Arklatex Cotton Valley natural gas properties and conventional South Louisiana Wilcox oil and gas properties

      o
      Expanded our current Wolfcamp position by 25% with the acquisition of 37,000 net acres of producing properties and undeveloped acreage in the Southern Midland Basin

*
See "Supplemental Non-GAAP Measures" included in our 2014 Annual Report on Form 10-K filed with the SEC on February 23, 2015 for Regulation G reconciliation.

        Despite strong financial and operational performance, the company's TSR performance relative to its peer group during 2014 was in the third quartile (36th percentile using a 5-day moving average), and this result was taken into account by the Compensation Committee in making compensation decisions for 2014 performance.

        Annual Cash Incentive Awards for 2014 Performance.    Financial and operational performance metrics set for the 2014 annual cash incentive awards (the "2014 scorecard") were achieved at above target levels. However, the Compensation Committee elected to reduce the 2014 scorecard payout to target level in consideration of the company's third-quartile relative TSR performance for 2014, as well as the steep drop in oil prices in late 2014 and its negative impact on operating cash flow, oil and gas reserves and reserve replacement costs, among other factors. Consequently, cash incentive awards for the named executive officers for 2014 performance were generally paid at target.

        2014 Long-Term Incentive Awards.    Following our initial public offering in early 2014, the Compensation Committee granted our named executive officers certain long-term incentive awards, effective as of April 1, 2014. The grants consisted of an approximate 50/50 mix of stock options and restricted stock (based on grant date fair value), with delayed 3-year vesting. The value of the awards were set below market-median levels (at approximately 25% of market-median for each named executive officer for 2014) in recognition of the potential value of the Class B shares that were previously granted to the executives in 2012. The equity awards incorporated a delayed three-year ratable vesting schedule, with the first tranche vesting in 2017 (or earlier in event of complete sell-down by certain of our Sponsors of their company share holdings).

        2015 Base Salary Freeze.    At its February 2015 meeting, the Compensation Committee determined it would be prudent to freeze base salaries at 2014 levels for our named executive officers as part of the company's efforts to control costs. Consequently, our named executive officers will not receive base salary increases in 2015.

II.    SETTING EXECUTIVE OFFICER COMPENSATION

Role of Compensation Committee

        The Compensation Committee is responsible for overseeing and approving all compensation for our CEO and those executive officers reporting directly to him, which includes all of our named executive officers. The Compensation Committee receives information and advice from its independent compensation consultant as well as from our human resources department and management to assist in compensation determinations.

Role of Compensation Consultant

        The Compensation Committee has retained FW Cook as its independent compensation consultant. FW Cook advises the committee on an ongoing basis with regard to the general compensation landscape and trends in executive and director compensation matters, including (i) competitive benchmarking, (ii) incentive plan design, (iii) performance metrics, (iv) public offering-related compensation considerations, (v) compensation risk-management, and (vi) updates on compensation trends and regulatory matters affecting compensation. FW Cook attends meetings of the Compensation Committee, participates in the committee's executive sessions, and is directly accountable to the committee. In addition, the Compensation Committee reviews FW Cook's performance on an annual basis and provides direct feedback. FW Cook is an independent compensation consulting firm and provides no services to us other than the executive compensation consulting services provided to the committee.

Role of Management and CEO in Determining Executive Compensation

        While the Compensation Committee is responsible for approving and monitoring all compensation for our named executive officers, management plays a supporting role in determining executive compensation. At the Compensation Committee's request, management recommends appropriate company-wide financial and non-financial performance goals for annual incentive awards. Management works with the Compensation Committee to establish the agenda and prepare meeting information for each Compensation Committee meeting. In addition, our CEO assists the Compensation Committee by providing his evaluation of the performance of the executive officers who report directly to him and recommends compensation levels for such officers. The Compensation Committee evaluates the performance of the CEO and makes compensation decisions for him independently.

Use of Peer Group Comparisons

        The Compensation Committee has established a peer group to assist with executive compensation analysis and to compare TSR relative to our performance. TSR is a discretionary factor that the Compensation Committee considers, along with the 2014 scorecard and individual performance, in determining annual cash incentives. Each year, the committee reviews and re-confirms the composition of the company's peer group to ensure that the companies selected are appropriate. As part of this process, in May 2014 the committee, with assistance from its independent compensation consultant, evaluated the peer group in terms of market competitors, organization size and business characteristics, and overall group appropriateness. The Compensation Committee then reviewed total revenues and market capitalization of each company to determine an appropriate peer group. Based on this analysis, the Compensation Committee elected to make the following revisions to the peer group for use starting with the 2014 performance year to more closely align our peer group with companies that have comparable overall financial metrics as our company: the removal of EQT Corporation, LINN Energy and Noble Energy, and the addition of Antero Resources, Halcon Resources, Oasis Petroleum, and Rosetta Resources. No other changes were made. The table below sets forth our 2014 peer group.

Antero Resources Corp.	Newfield Exploration Co.	SM Energy Co.
Cabot Oil & Gas Corp.	Oasis Petroleum Inc.	Southwestern Energy Co.
Cimarex Energy Co.	Pioneer Natural Resources Co.	Ultra Petroleum Corp.
Concho Resources Inc.	QEP Resources Inc.	Whiting Petroleum Corp.
Continental Resources Inc.	Range Resources Corp.	WPX Energy Inc.
Denbury Resources Inc.	Rosetta Resources Inc.
Halcon Resources Corp.	SandRidge Energy Inc.

Competitive Benchmark Data

        When making compensation decisions, we review the compensation paid to our CEO and other named executive officers relative to the compensation paid to similarly-situated executives at our peer companies. This practice is often referred to as "benchmarking." We also utilize survey data representing the market of companies in which we compete for executive talent as an additional means of benchmarking. We believe benchmarks are helpful and provide a point of reference, although they are not definitive.

        The Compensation Committee generally sets total direct compensation targets (sum of base salary, annual cash incentive and long-term incentive awards) for our executives near the market median of our peers. However, because comparative data is just one of several considerations used in determining executive officer compensation, actual pay may vary from the median of comparative compensation based on various factors, including:

  •
  company performance;

  •
  individual performance;

  •
  TSR performance;

  •
  scope of job responsibilities;

  •
  market conditions;

  •
  competitive pressures for that position within the industry; and

  •
  internal equity considerations.

        For example, actual 2014 total cash compensation (2014 base salary plus annual cash incentive paid in March 2014) for our named executive officers was between 72%-99% of the market median of our peer group (based on the most recently available information disclosed in the peer companies' 2014 proxy statements). In addition, in evaluating 2014 long-term incentive targets, the committee considered the potential value of the Class B grants previously issued to the executives in 2012 and elected to grant below market-median 2014 long term incentive awards to reflect the potential upside associated with the Class B shares. Consequently, 2014 long term incentive awards for our named executive officers were made at between 22%-28% of the market median of our peer group.

III.    Elements of Total Compensation Program

        The table below summarizes the elements of EP Energy's 2014 executive compensation program.

Compensation Element	Objective	Key Features
Base Salary	To provide a minimum, fixed level cash compensation	Reviewed annually with adjustments made based on individual performance and pay relative to market

Annual Cash Incentive Awards	To motivate and reward named executive officers' contributions to achievement of pre-established performance goals, as well as individual performance	Target bonus opportunity established for each named executive officer; actual bonus payable from 0% to 200% of target

Paid after year end once the Compensation Committee has determined company performance relative to pre-established performance goals and reviewed individual performance

Long-Term Incentive Awards	To reward stock price appreciation and encourage retention following Sponsor exit

Post-IPO equity awards granted at 25% of market median levels in 2014, with grant value allocated 50% in restricted stock and 50% in stock options

Awards have delayed 3-year ratable vesting with first tranche vesting in 2017, second tranche in 2018 and third tranche in 2019 (with vesting commencing earlier in event of complete sell-down by Apollo and Riverstone of their common stock holdings)

Compensation Element	Objective	Key Features

Legacy Long-Term Equity Awards (Class B shares)*

* These long-term equity awards were granted in 2012 and are being described in this CD&A to illustrate the overall mix of long-term incentive awards currently held by our named executive officers

To align interests of executive officers with our equity owners and encourage retention

One-time equity award of Class B shares made in 2012 with the following terms:

•

issued at no cost to the named executive officers and have value only to the extent the value of company increases

•

vest ratably over 5 years but accelerate in connection with certain liquidity events

•

become payable only upon occurrence of certain liquidity events where Sponsors receive a return of at least 1 times their invested capital in the company

Qualified 401(k) Plan	To provide retirement savings in a tax-efficient manner

Retirement benefits are provided under the following qualified plan:

401(k) Retirement Plan

•

401(k) plan covering all employees

•

company contributes an amount equal to 100% of each participant's voluntary contributions under the plan, up to a maximum of 6% of eligible compensation (based on IRS limits)

•

company contributes an additional "retirement contribution" equal to 5% of each participant's eligible compensation annually (based on IRS limits)

Compensation Element	Objective	Key Features
Health & Welfare Benefits	To provide reasonable health and welfare benefits to executives and their dependents and promote healthy living	Health and welfare benefits available to all employees, including medical, dental, vision and disability coverage

Named executive officers also participate in our Senior Executive Survivor Benefits Plan

Senior Executive Survivor Benefits Plan:

•

provides executive officers with survivor benefit coverage in lieu of the coverage provided generally to employees under our group life insurance plan in the event of a named executive officer's death

•

amount of survivor benefit is 2 1/2 times the executive officer's annual salary

Severance	To provide a measure of financial security in the event an executive's employment is terminated without cause	Severance payable in the event of an executive's involuntary termination of employment without cause or termination for good reason, as set forth under the terms of the executive's employment agreement

Benefits include:

•

3X sum of annual salary + target bonus for CEO; 2X sum of annual salary + target bonus for other named executive officers

•

pro-rata bonus for year in which termination occurs

•

36 months of benefits continuation for CEO; 24 months for other named executive officers

Perquisites	Limited perquisites provided to assist executives in carrying out duties and increase productivity	Includes financial planning assistance and subsidized annual physical examinations

IV.    2014 Compensation Decisions

2014 Annual Base Salaries and 2014 Target Bonus Opportunities

        We entered into employment agreements with each of our named executive officers in May 2012. The employment agreements provide for, among other things, base salaries and annual performance bonus targets. Under the agreements, base salary levels for our named executive officers are reviewed on an annual basis by the Compensation Committee and may be increased at the committee's discretion. In February 2014, the Compensation Committee elected to increase base salary levels for all of our named executive officers effective as of April 1, 2014. Salary increases were generally between 2%-5%. In addition, in the fall of 2014, the Compensation Committee reviewed base salary levels and elected to further increase the base salary levels of Mr. Carrell and Ms. Gallagher, effective as of October 1, 2014. These late-2014 salary increases were made to recognize the increased responsibilities of the respective executives: (i) in the case of Mr. Carrell, following an internal reorganization that occurred subsequent to the voluntary resignation of the company's executive vice president of operation services in May 2014, and (ii) in the case of Ms. Gallagher, following her assumption of additional leadership responsibilities for the company's IT function in April 2014. No adjustments were made to the named executive officers' 2014 target bonus opportunities, with the exception of the changes noted below for Ms. Woung-Chapman and Ms. Gallagher, which the Compensation Committee believes continue to be appropriate and commensurate with the responsibilities of the respective executives. The bonus target increases for Ms. Woung-Chapman and Ms. Gallagher were made to position each executive's bonus target more competitive with market levels and to recognize internal equity considerations. The following tables set forth the base salaries and annual target bonus opportunities for our named executive officers for 2014.

Annual Base Salaries

Name	2013 Base Salary ($)	2014 Base Salary effective 4/1/14 ($)	2013-2014 Percentage Increase	2014 Base Salary effective 10/1/14 ($)	Fall 2014 Percentage Increase
Brent J. Smolik	850,000	865,000	1.8%	865,000	0%
Dane E. Whitehead	450,000	466,000	3.6%	466,000	0%
Clayton A. Carrell	400,000	421,000	5.2%	485,000	15.2%
Marguerite N. Woung-Chapman	370,000	387,000	4.6%	387,000	0%
Joan M. Gallagher	300,000	313,500	4.5%	340,000	8.5%
John D. Jensen	400,000	421,000	5.2%	n/a	n/a

Target Bonus Opportunities

Name	2013 Target Bonus Opportunity (% of salary)	2014 Target Bonus Opportunity (% of salary)	2013-2014 Percentage Increase
Brent J. Smolik	100%	100%	0%
Dane E. Whitehead	100%	100%	0%
Clayton A. Carrell	100%	100%	0%
Marguerite N. Woung-Chapman	55%	70%	27.2%
Joan M. Gallagher	55%	60%	9.1%
John D. Jensen	100%	100%	0%

Annual Cash Incentive Awards for 2014 Performance

        2014 Scorecard.    In February 2014, the Compensation Committee approved our 2014 scorecard for use in determining 2014 cash incentive awards. The 2014 scorecard consists of six categories of company-wide financial, operational and non-financial performance goals. These scorecard goals were set in alignment with our strategic plan and objectives for the year. Each category includes individual scorecard components, each with a threshold, target and maximum achievement level, although no one component is material to the overall scorecard weighting or bonus determination process, in part due to the number of scorecard components and in part due to the Committee's discretion to reduce or modify cash incentive payouts based on company performance and external factors outside of the specific scorecard metrics, as noted below. In approving the 2014 scorecard, the Compensation Committee retained discretion to adjust scorecard achievement for extraordinary or unplanned events that deviated from 2014 capital plan assumptions. In addition, while the scorecard plays an important role in determining eligibility for cash incentive payouts, the Compensation Committee retains discretion to adjust actual cash incentive payouts based on TSR, business conditions and other company performance factors as it deems appropriate.

        The following table summarizes the 2014 scorecard, its key components and weightings, and the level of achievement of each component. In addition, definitions of each of the scorecard components are included immediately below the scorecard table.

2014 SCORECARD

Scorecard Category	Objectives	Key Components	Weighting	Achievement

Profit	Focus on near term cash flow generation, results largely driven by oil production growth and maximizing cash flow margin	• EBITDAX ($MM) (1)	25%	Very Good. Oil volumes from the company's Eagle Ford and Altamont plays driving above target performance.

Production & Reserves	Production drives cash flow and funding of capital program Continuous focus to replace current production with future reserves	• equivalent volumes (Mboe/d) (2) • oil volumes (MBbl/d) (3) • reserve replacement costs ($/Boe) (4)	25%	Excellent. Oil volumes from Eagle Ford and Altamont driving outperformance in volume targets; reserve replacement costs better than target driven by reserve adds from Eagle Ford, Altamont and Wolfcamp type curve update.

Costs	Minimizing operating costs and improving capital efficiency are primary value drivers	• total adjusted cash costs (5) • gross development costs/well (6) ▪ Eagle Ford ▪ Wolfcamp ▪ Altamont	20%	Good. Adjusted cash costs better (lower) than target driven by production growth and lower severance and ad valorem taxes; well costs better (lower) than target in Eagle Ford and Altamont, but above target (higher) in Wolfcamp due to completion optimization efforts and expansion to central and southern acreage.

Value Creation	Deliver or exceed on returns targeted in capital plan Focus on growing reserves and inventory, divestiture of non-core assets and NAV	• after tax IRR (loaded) at $3.75/MMBtu and $85/Bbl @13% (7) • increase in net asset value (8)	25%	Very Good. After tax returns above target driven by outperformance in Eagle Ford and Altamont programs; NAV improved by increase in Wolfcamp type curve, Eagle Ford downspacing and Altamont 80-acre infill locations.

Health & Safety	Safety is core company value	• safety goals relating to combined employee and contractor recordable injuries rate	5%	Good. Safety metrics favorable resulting in company's best total recordable incident rate to date; continue to stress culture of safety.

Ethics & Compliance	Designed to enhance accountability for both employees and contractors and ensure high standards of ethical conduct	• certification of compliance with our Code of Conduct by 100% of employees, • no material weaknesses in internal controls over financial reporting	Discretionary overlay	Pass ☑ Fail ☐
				100% of employees and contractors reviewed and certified compliance with our Code of Conduct; no material weaknesses found in ICFR for 2014. This category graded on a pass/fail basis only.

(1)	Adjusted EBITDAX*	Earnings before interest expense, income taxes, depreciation, depletion, and amortization, and exploration expenses. Management will also adjust out impacts from discontinued operations and non-cash items such as impairments and mark-to-market movements related to commodity hedges.
(2)	Equivalent Volumes*	Volume as reported publicly in financial results based on sales of oil, gas, and natural gas liquids, with metric reference in equivalent terms.
(3)	Oil Volumes*	Volume as reported publicly in financial results based on sales of oil.
(4)	Reserve Replacement Costs*	A measure of capital spent finding and developing reserves (completion cost) divided by Reserve Additions.

Reserve Additions is the year-end proved extensions, discoveries, reserves revisions for price, and performance and other additions and acquisitions as defined by the SEC and reported in our Form 10-K, Supplemental Oil & Natural Gas Disclosures.
(5)	Total Adjusted Cash Operating Costs*	The sum of the following items, divided by production volume to give $/Bbl:
• lease operating expenses • production taxes • taxes other than production and income taxes • general and administrative expenses (excludes non-cash portion of compensation expense).
(6)	Gross Development Cost/Well	A measure of capital spent to make a well productive. This includes drilling, completion, and facilities capital. This measure is expressed on a per well basis.
(7)	After Tax Internal Rate of Return	The after-tax economic rate of return of wells completed.
(8)	Increase in Net Asset Value	Net Asset Value is the discounted value of future cash flows from existing producing wells and future drilling inventory. This measure is expressed in terms of year-over-year growth.
*
Actual results are typically adjusted for certain circumstances that deviate from plan assumptions. The typical adjustments include commodity price impacts, acquisitions and divestitures, material capital expenditures, and unbudgeted transaction costs.

        Range of Individual Bonus Amounts.    In addition to company performance, individual performance plays an important role in determining annual incentives. Each named executive officer has individual accountabilities which are evaluated and taken into account in determining his or her specific bonus amounts. Pursuant to the terms of the executives' employment agreements, the actual percentage of cash incentive bonuses could be at any level between 0% to 200% of target.

        The range of annual cash incentive bonuses is illustrated as a percentage of base salary for each named executive officer in the following table. The target and maximum amounts are as set forth in the named executive officers' individual employment agreements. The threshold amount below is provided for illustrative purposes only and assumes threshold scorecard goal achievement with no qualitative or individual performance adjustments. As noted above, actual bonus amounts could be at any level between 0% to 200% of target as determined by the Compensation Committee.

Range of Cash Incentive Bonuses as a Percentage of Base Salary for 2014

	Minimum Threshold Not Met	Threshold	Target	Maximum
Brent J. Smolik	0%	50%	100%	200%
Dane E. Whitehead	0%	50%	100%	200%
Clayton A. Carrell	0%	50%	100%	200%
Marguerite N. Woung-Chapman	0%	35%	70%	140%
Joan M. Gallagher	0%	30%	60%	120%
John D. Jensen	n/a	n/a	n/a	n/a

        The potential range of values of the annual cash incentive awards for 2014 performance for each of the named executive officers is reflected in the Grants of Plan-Based Awards Table in the "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" column.

        2014 Scorecard Results.    In February 2015, the Compensation Committee reviewed the performance of our company relative to the 2014 scorecard. In reviewing performance relative to the scorecard goals, the Compensation Committee excluded the impacts of certain extraordinary items, including commodity price changes, acquisition and divestiture activity, rig breakage fees in our Wolfcamp play, and adjustment for a modest second-half 2014 increase in our capital program for incremental drilling and completion activity. The Compensation Committee determined that these items were not related to the ongoing operation of EP Energy in a manner consistent with the way the performance goals and ranges were set for compensation-related purposes. Based on these adjustments, the Compensation Committee determined that EP Energy achieved above-target performance in each of the scorecard categories.

        In evaluating 2014 scorecard achievement, the Compensation Committee also considered the Company's TSR performance relative to its peer group during 2014, which was in the third quartile (36th percentile using a 5-day moving average). Although TSR is not a specific metric in the scorecard, the committee reserved the right to use stock performance as a discretionary overlay in determining scorecard achievement. The committee also took into account a number of additional performance factors, including lower operating cash flow and lower reported oil and gas reserves and higher reserve replacement costs associated with the steep drop in oil prices during the fourth quarter of 2014. Based on the company's third quartile TSR performance during 2014 and the other performance factors noted above, the Compensation Committee felt it appropriate to use its discretion to reduce the 2014 scorecard achievement level by 19 percentage points, from 119% of target to 100% of target. The committee also felt this reduction was appropriate as part of the company's overall efforts to reduce costs in a lower oil-price environment. After reviewing each scorecard category and taking into account the discretionary adjustments noted above, the

Compensation Committee approved a 2014 scorecard achievement level of 100% for annual cash incentive awards.

        The Compensation Committee also evaluated each executive officer's individual performance and contributions during 2014 and discussed with our CEO his recommendation as to the appropriate bonus levels for the executive officers reporting to him. Based on this review, the committee elected to make an upward performance adjustment to the bonus amount for Mr. Carrell to recognize his additional responsibilities and leadership efforts following the voluntary resignation of the company's executive vice president of operation services in May 2014.

        2014 Annual Incentives.    Based on the policies described above, the Compensation Committee approved the following annual incentive bonuses for our named executive officers for 2014 performance. The amount was calculated in accordance with the following formula:

        The following table sets forth each named executive officer's annual cash incentive for 2014 performance.

Target vs. Actual
Annual Cash Incentives
for 2014 Performance

	Target Cash Incentive Bonus ($)	Percentage of Target Bonus Approved ($)	Actual Incentive Bonus ($) (1)
Brent J. Smolik	865,000	100%	865,000
Dane E. Whitehead	466,000	100%	466,000
Clayton A. Carrell	485,000	119%	575,042
Marguerite N. Woung-Chapman	270,900	100%	270,900
Joan M. Gallagher	204,000	100%	204,000
John D. Jensen (2)	n/a	n/a	n/a

(1)
Cash incentive awards for the named executive officers were paid in March 2015 and are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
Mr. Jensen voluntarily resigned on May 31, 2014. Consequently, he was not entitled to and did not receive an annual cash incentive for 2014 performance.

2014 Long-Term Incentive Awards

        In advance of our initial public offering in early 2014, the Compensation Committee reviewed our legacy long-term incentive program and considered post-IPO long-term incentive approaches for our named executive officers, taking into consideration retention and ensuring that long-term incentives are directly tied to long-term performance and the creation of stockholder value. The committee also considered the potential value of the Class B shares granted to the named executive officers in 2012 in determining appropriate grant levels. Based on this review and with input from FW Cook and management, the Compensation Committee approved 2014 long-term incentive awards in the form of stock options and restricted stock issued from our 2014 Omnibus Incentive Plan. These equity awards incorporate a delayed three-year ratable vesting schedule, with one-third vesting as of the earlier of (i) the third-anniversary of the grant date or (ii) the one-year anniversary of a complete sell-down by Apollo and Riverstone of their shares of our common stock (the "first vesting date"), one-third vesting on the first anniversary of the first vesting date, and one-third vesting on the second anniversary of the first vesting date. The committee elected to issue the awards at below market-median levels (awarded at approximately 25% of market-median for each named executive officer for 2014, with market-median being "target") in light of the potential upside of the Class B shares that were granted to the executives in 2012. While the committee elected to award below market-median grants in 2014, the committee retains discretion on specific grant levels going forward.

        The committee believes this program will encourage retention following a Sponsor exit, motivate superior stock performance over a multi-year period and further align the interests of our named executive officers with our stockholders.

        The Compensation Committee approved the grant value of each named executive officers' equity awards and conversion methodology in early 2014, with a grant date of April 1, 2014. The equity awards were issued in an approximate 50/50 combination of stock options and restricted stock (based on grant date fair value), with options granted with an exercise price equal to the closing share price of our common stock on the grant date.

        The following table compares each named executive officer's target equity opportunity for 2014 versus the actual equity amount granted as described above.

Target vs. Actual
2014 Long-Term Incentive Awards

Name	2014 Target Equity Opportunity	Percentage of Target Equity Opportunity Approved	2014 Actual Equity Grant Value (1)
Brent J. Smolik	$5,052,000	25%	$1,263,000
Dane E. Whitehead	$2,400,000	25%	$600,000
Clay A Carrell	$2,400,000	25%	$600,000
Marguerite N. Woung-Chapman	$1,252,000	25%	$313,000
Joan M. Gallagher	$780,000	25%	$195,000
John D. Jensen	$2,400,000	25%	$600,000

(1)
We used a Black-Scholes valuation to convert the dollar value of the grant into options, and we used a 10 day average of the closing sales price of our common stock immediately prior to and including the grant date to convert the dollar value of the grant into restricted stock.

        The number of shares and the grant date fair market value of the restricted stock and stock options awarded in April 2014 to each named executive officer are reflected in the Grants of Plan-Based Awards Table.

Legacy Long-Term Incentive Program

        Class B Common Stock.    At the time of the formation of EP Energy in May 2012, our named executive officers, along with certain other key employees, were issued a one-time grant of Class B common stock, which shares were designed to align the interests of our executive officers with that of our equity investors, to encourage retention and to incentivize superior stock performance. The number of Class B shares awarded to each named executive officer and his or her respective ownership percentage of the outstanding Class B shares is set forth in the table below.

Class B Common Stock

Name	(#)	% ownership (1)
Brent J. Smolik	207,985	25.40%
Dane E. Whitehead	69,328	8.47%
Clayton A. Carrell	69,328	8.47%
Marguerite N. Woung-Chapman	27,731	3.39%
Joan M. Gallagher	18,488	2.26%
John D. Jensen	20,799	2.54%

(1)
Based on 818,909 Class B shares outstanding as of December 31, 2014.

        Each Class B share represents a share in future appreciation of the company, subject to certain limitations, after the May 2012 date of grant and once certain shareholder returns have been achieved. The Class B shares are subject to time-based vesting requirements and vest ratably over 5 years (20% each year) based on the executive's continued employment with the company. Once vested, the Class B shares (or a portion thereof) are generally non-forfeitable in the event of an executive officer's termination of employment for any reason other than cause. In contrast, unvested Class B shares would generally be forfeited in the event of an executive officer's termination of employment. While the time vesting component of the Class B shares provides forfeiture protection to the executive officers, vesting, in and of itself, does not result in the payment of proceeds to the holder. The Class B shares are subject to a performance hurdle and become payable upon occurrence of certain liquidity events where our Sponsors receive a return of at least one times their invested capital in our company. Unvested Class B shares held by our named executive officers would immediately vest upon the achievement of such performance measures.

        In addition, in connection with certain sales of shares of common stock by two of our primary sponsors (Apollo and Riverstone), holders of shares of Class B common stock will have their shares exchanged for shares of common stock that are newly issued by the company ("Class B Exchange"). The number of shares of common stock issued in a Class B Exchange will depend on the return on invested capital in the company received by Apollo and Riverstone (must be at least one times) subject to an adjustment multiple to replicate a hypothetical sell-down by all Sponsors in the same proportion and at the same price as those sold by Apollo and Riverstone.

  Illustration of Class B Exchange

        Below is an example that illustrates the aggregate number of shares of common stock that would be issued in a Class B Exchange assuming a sale by Apollo and Riverstone of 100% of their common stock holdings on December 31st of each specified year for net proceeds equal to the hypothetical per share prices noted below. The shares would be allocated among the Class B holders in accordance with each holder's respective percentage ownership.

# of Class A Shares Issued in Class B Exchange

(MM shares)		Year Ended December 31,
		2015	2016	2017	2018
	$12.50	0.0	0.0	0.0	0.0
EPE	$15.00	1.0	1.0	1.0	1.0
Share	$17.50	3.8	3.8	3.8	3.8
Price	$20.00	4.9	4.9	4.9	4.9
	$22.50	6.4	6.4	6.4	6.4

Early 2015 Compensation Decisions

  2015 Base Salary Freeze

        At its February 2015 meeting, the Compensation Committee determined it would be appropriate to freeze base salaries at 2014 levels for our named executive officers. The Compensation Committee believed this action would be appropriate to reflect the company's ongoing efforts to reduce costs and preserve liquidity in light of the steep drop in oil prices during the fourth quarter of 2014 and to better position the company for long-term success. Consequently, our named executive officers will not receive base salary increases in 2015.

  2015 Long-Term Incentive Awards

        Also in early February 2015, the Compensation Committee approved long-term incentive awards for 2015 for our named executive officers to be issued from our 2014 Omnibus Incentive Plan. In a change from 2014 grants, which included an approximate 50/50 mix of stock options and restricted stock, 2015 grants will be made entirely in restricted stock, with five-year ratable vesting. In addition, grants will be made at market-median levels. In determining the 2015 long-term incentive grant levels, the Committee considered the current value of the Class B shares (which were underwater as of December 31, 2014) and the potential dilution of the grant and determined that market-median level grants were appropriate to create additional retention and stockholder alignment. Long-term incentive grants for 2015 will be issued near the end of the first quarter, will be made pursuant to the form of restricted stock award agreement previously approved by the Compensation Committee and will be reported in next year's Summary Compensation Table and Grants of Plan-Based Awards Table in accordance with SEC reporting requirements regarding equity grant issuances.

V.     Other Compensation Matters

Employment Agreements

        We entered into employment agreements with each of our named executive officers in May 2012. These agreements provide us and the executives with certain rights and obligations during and following a termination of employment. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in the event of certain termination events. The employment agreements provide for, among other things, base salaries, annual performance bonuses and severance benefits in the event of a termination of employment under certain circumstances. The employment agreements have an initial five-year term, but the term of each agreement will be extended automatically for successive additional one-year periods unless either the executive or company provides written notice to the other at least 60 days prior to the end of the then-current initial term or extension term that no such automatic extension will occur. Additional detail regarding the employment agreements is set forth following the Grants of Plan-Based Awards Table.

Stock Ownership Requirements

        We adopted stock ownership guidelines in early 2015 to emphasize our commitment to senior management and independent director stock ownership. These stock ownership guidelines are designed to emphasize stock ownership and to further align the interest of our executive officers and directors with our stockholders. These requirements are as follows:

Position	Minimum Aggregate Value
Chief Executive Officer	5X base salary
Other Named Executive Officers	2X base salary
Independent Directors	5X cash retainer

Each executive officer and independent director is required to meet the ownership threshold within five years of his or her election as an executive officer or director (or from the date of adoption of this policy, whichever is later).

        As of March 1, 2015, each of our current named executive officers has already met the requisite share ownership thresholds set forth in the stock ownership guidelines, primarily due to each executive's purchase(s) of shares of the company's common stock with his or her own funds.

Clawback Policy

        We adopted a clawback policy in early 2015 applicable to our executive officers and other individuals designated by our Board. Under the policy, if it is determined that a covered employee engaged in fraud, misconduct or a violation of company policy that causes us to restate our reported financial or operating results due to material non-compliance with financial reporting requirements, the Board will review the incentive compensation paid, granted, vested or accrued to such employee during the three fiscal years prior to the date of such restatement. To the extent practicable and as permitted by applicable law, the Board will determine, in its discretion, whether to seek to recover or cancel the difference between any incentive compensation paid during the three years preceding such restatement that was based on having met or exceeded performance targets that would not have been met based upon the restated financial or operational results and the incentive compensation that would have been paid or granted to the covered employee or the incentive compensation in which the covered employee would have vested had the actual payment, granting or vesting been calculated based on the restated financial or operational results.

        In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was signed into law in 2010, imposes a number of executive compensation related requirements on public companies, including a requirement to adopt a clawback policy in conformance with the act (the "Dodd-Frank Clawback"). The SEC is currently in the process of preparing regulations on the Dodd-Frank Clawback, and once such regulations are finalized, we will comply accordingly. The implementation of the Dodd-Frank Clawback may require us to amend or modify our current clawback policy.

Policy on Hedging and Pledging of Company Securities

        We have a robust anti-hedging policy that prohibits employees and non-employee directors from engaging in any kind of hedging transaction that seeks to reduce or limit that person's economic risk associated with his or her ownership in EP Energy securities, which includes short-selling or the purchase or sale of puts, calls, options or other derivative securities based on the company's securities.

        In addition, our executives and non-employee directors are prohibited from holding EP Energy securities in a margin account or otherwise entering into any pledge arrangement that, in either case, would permit a third party to sell EP Energy securities without the individual's consent or knowledge.

Compensation Risk Assessment

        During 2014, the Compensation Committee requested FW Cook to perform a risk assessment of our company's incentive compensation arrangements for all employees, including our named executive officers. Based on its review, FW Cook concluded the company's compensation programs do not motivate undue risk and that the compensation policies and practices are not reasonably likely to have a material adverse effect on the company. See "Compensation Policies and Practices as they Relate to Risk Management" on page 62 of this proxy statement for additional detail regarding the compensation risk assessment.

162(m) IPO transition

        Section 162(m) of the Internal Revenue Code imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the CEO and the three other highest compensated executive officers of the Company, not including the CFO. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The Company is currently eligible for a post-IPO transition rule under which amounts paid under our 2014 Omnibus Incentive Plan, including annual cash incentive awards and long-term incentive equity grants, are exempt from the deduction limitations of Section 162(m). The transition rule will expire in connection with our annual meeting of stockholders in 2018.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE Gregory A. Beard, Chairman Wilson B. Handler Thomas R. Hix Michael S. Helfer Ilrae Park Robert M. Tichio Donald A. Wagner Rakesh Wilson

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Brent J. Smolik	2014	861,252	—	644,507	653,530	865,000	—	45,040	3,069,329
Chairman, President & Chief	2013	850,000	2,000,000	—	—	1,100,000	—	37,827	3,987,827
Executive Officer	2012	511,063	—	20,951,593	—	1,147,500	—	8,050	22,618,206
Dane E. Whitehead	2014	462,000	—	306,160	310,460	466,000	—	44,358	1,588,978
Executive Vice President &	2013	450,000	850,000	—	—	610,000	—	37,132	1,947,132
Chief Financial Officer	2012	270,395	—	7,167,167	—	630,000	—	8,592	8,076,154
Clayton A. Carrell	2014	431,752	—	306,160	310,460	575,042		45,658	1,669,072
Executive Vice President &	2013	400,000	600,000	—	—	540,000	—	44,350	1,584,350
Chief Operating Officer	2012	240,372	—	6,917,167	—	540,000	—	21,179	7,718,718
Marguerite N. Woung-Chapman	2014	382,752	—	159,710	161,956	270,900	—	38,914	1,014,232
Senior Vice President, General	2013	370,000	370,000	—	—	275,000	—	29,350	1,044,350
Counsel & Corporate Secretary	2012	222,382	—	2,896,849	—	280,000	—	16,907	3,416,138
Joan M. Gallagher (4)	2014	316,750	—	99,496	100,899	204,000	—	44,385	765,530
Senior Vice President, Human Resources & Administrative Services
John D. Jensen (5)	2014	170,169	—	306,160	310,460	—	—	31,915	818,704
Executive Vice President,	2013	400,000	600,000	—	—	540,000	—	44,150	1,584,150
Operations Services	2012	240,372	—	6,917,167	—	510,000	—	17,222	7,684,761

(1)
The amount in this column for 2014 includes the aggregate grant date fair value of the stock awards or option awards, as applicable, granted to each named executive officer under the company's 2014 Omnibus Incentive Plan computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation — Stock Compensation" ("FASB ASC Topic 718"). The grant date fair value used to calculate these amounts is the same as that used for our stock-based compensation disclosure in Note 9 to our financial statements included in our 2014 Annual Report on Form 10-K filed with the SEC on February 23, 2015.

(2)
The amount in this column for 2014 reflects each named executive officer's annual cash incentive bonus earned for 2014 performance. Amounts for 2014 performance were paid in March 2015. See the discussion under "Annual Cash Incentive Awards for 2014 Performance" in the Compensation Discussion and Analysis for additional information.

(3)
The compensation reflected in the "All Other Compensation" column for 2014 for each of our named executive officers includes company matching and retirement contributions to our 401(k) Retirement Plan, annual executive physicals, financial planning assistance and certain miscellaneous expenses, which are listed in the table immediately following these footnotes.

(4)
Joan M. Gallagher was not a named executive officer in 2013 and 2012 and consequently compensation information for those years is not included in this proxy statement.

(5)
John D. Jensen voluntarily resigned on May 31, 2014.

 All Other Compensation included in the Summary Compensation Table for 2014

Name	Company Contributions to the 401(k) Retirement Plan ($)	Annual Executive Physicals ($)(A)	Financial Planning ($)(B)	Miscellaneous ($)(C)	Total ($)
Brent J. Smolik	28,600	1,100	14,862	478	45,040
Dane E. Whitehead	28,600	—	15,370	388	44,358
Clayton A. Carrell	28,600	1,300	15,370	388	45,658
Marguerite N. Woung-Chapman	28,600	1,300	8,674	340	38,914
Joan M. Gallagher	28,600	—	15,370	415	44,385
John D. Jensen	25,168	—	6,359	388	31,915

(A)
The amounts in this column reflect our cost for executive officer annual physicals.

(B)
The amounts in this column reflect the cost for financial and tax planning assistance we provided to our named executive officers. This amount is imputed as income and no tax gross-up is provided.

(C)
The amount in this column reflects the cost for meals associated with spouse travel in connection with our initial public offering. This amount is imputed as income and no tax gross-up is provided. The aircraft cost associated with such spousal travel was paid directly by the individual executive officers with their own funds and was not a perquisite.

Grants of Plan-Based Awards
During the Year Ended December 31, 2014

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Share of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)
									Grant Date Fair Value of Stock and Option Awards ($) (5)
								Exercise or Base Price of Option Awards ($/Sh) (4)
Name	Grant Date	Date of Compensation Committee Action	Threshold ($)	Target ($)	Maximum ($)
Brent J. Smolik
Short-Term Incentive	N/A	N/A	432,500	865,000	1,730,000
Stock Options	04/01/2014	02/06/2014					72,388	19.82	653,530
Restricted Stock	04/01/2014	02/06/2014				32,518			644,507
Dane E. Whitehead
Short-Term Incentive	N/A	N/A	233,000	466,000	932,000
Stock Options	04/01/2014	02/06/2014					34,388	19.82	310,460
Restricted Stock	04/01/2014	02/06/2014				15,447			306,160
Clayton A. Carrell
Short-Term Incentive	N/A	N/A	242,500	485,000	970,000
Stock Options	04/01/2014	02/06/2014					34,388	19.82	310,460
Restricted Stock	04/01/2014	02/06/2014				15,447			306,160
Marguerite N. Woung-Chapman
Short-Term Incentive	N/A	N/A	135,450	270,900	541,800
Stock Options	04/01/2014	02/06/2014					17,939	19.82	161,956
Restricted Stock	04/01/2014	02/06/2014				8,058			159,710
Joan M. Gallagher
Short-Term Incentive	N/A	N/A	102,000	204,000	408,000
Stock Options	04/01/2014	02/06/2014					11,176	19.82	100,899
Restricted Stock	04/01/2014	02/06/2014				5,020			99,496
John D. Jensen (6)
Short-Term Incentive	N/A	N/A	N/A	N/A	N/A
Stock Options	04/01/2014	02/06/2014					34,388	19.82	310,460
Restricted Stock	04/01/2014	02/06/2014				15,447			306,160

(1)
These columns show the potential value of the payout of the annual cash incentive bonuses for 2014 performance for each named executive officer if the threshold, target and maximum performance levels are achieved. The actual amount of the annual cash incentive bonuses earned for 2014 performance is shown in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column.

(2)
This column shows the number of shares of restricted stock granted in 2014 to the named executive officers. The shares are subject to delayed three-year ratable vesting with the first tranche vesting in 2017, second tranche in 2018 and third tranche in 2019 (with vesting commencing earlier in event of complete sell-down by Apollo and Riverstone of their common stock holdings).

(3)
This column shows the number of stock options granted in 2014 to the named executive officers. The options are subject to delayed three-year ratable vesting with the first tranche vesting in 2017, second tranche in 2018 and third tranche in 2019 (with vesting commencing earlier in event of complete sell-down by Apollo and Riverstone of their common stock holdings).

(4)
This column shows the exercise price for the stock options granted during 2014, which is the closing market price of a share of our common stock on the date of grant.

(5)
This column shows the grant date fair value of the restricted stock and stock options computed in accordance with FASB ASC Topic 718 granted to the named executive officers during 2014. Generally, the grant date fair value is the amount expensed in our financial statements over the vesting schedule of the restricted stock and stock options.

(6)
John D. Jensen voluntarily resigned as of May 31, 2014. Pursuant to the terms of our 2014 Omnibus Incentive Plan, the stock options and restricted stock granted to him in 2014 as set forth in this table were forfeited as of his termination date.

Description of Plan-Based Awards

Non-Equity Incentive Plan Awards

        The material terms of the non-equity incentive plan awards reported in the above table are described in "Compensation Discussion and Analysis" above.

Equity Awards

        The following is a description of the material factors necessary to understand the information regarding the stock awards and option awards reflected in the Grants of Plan-Based Awards table. The equity awards reflected in the table are shares of restricted stock and nonqualified stock options which were approved by the Compensation Committee and granted to our named executive officers on April 1, 2014. The equity awards were granted under our 2014 Omnibus Incentive Plan. The grant date fair value per share for the restricted stock awards granted on April 1, 2014 was $19.82. The grant date fair value per option for stock options granted on April 1, 2014 was $9.03, computed using a Black-Scholes option-pricing model based on several assumptions. These assumptions are based on management's best estimate at the time of grant and are listed below, as follows:

Expected Term in Years	7.0
Expected Volatility	40%
Expected Dividends	—
Risk-Free Interest Rate	2.3%

        Restricted shares are subject to forfeiture in the event of a termination of employment. The restrictions will lapse on any unvested shares of restricted stock and any unvested stock options become fully exercisable in the event of an executive's termination of employment without cause or by the executive for "good reason," if applicable, within two years following a change in control of EP Energy. The total value of the restricted stock can be realized only if the executives remain employed by EP Energy for the required vesting period. Stock options generally expire ten years from the date of grant. However, stock options are subject to forfeiture and/or time limitations on exercise in the event of a termination of employment.

Employment Agreements

        As discussed in the "Compensation Discussion and Analysis," we entered into employment agreements with our named executive officers in May 2012. The employment agreements have an initial five-year term, but the term of each agreement will be extended automatically for successive additional one-year periods unless either the executive or company provides written notice to the other at least 60 days prior to the end of the then-current initial term or extension term that no such automatic extension will occur. Additional detail regarding the employment agreements is set forth below.

Brent J. Smolik

        We entered into an employment agreement with Mr. Smolik, effective May 24, 2012, to serve as our President and Chief Executive Officer, as well as the Chairman of the Board. Under the terms of the agreement, Mr. Smolik's minimum annual base salary is $850,000 (subject to periodic review and increase at the discretion of the Compensation Committee, increased to $865,000 as of April 1, 2014), with an annual cash bonus target equal to 100% of his annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Mr. Smolik is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Mr. Smolik's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as non-compete, non-solicitation and confidentiality restrictions.

Dane E. Whitehead

        We entered into an employment agreement with Mr. Whitehead, effective May 24, 2012, to serve as our Executive Vice President and Chief Financial Officer. Under the terms of the agreement, Mr. Whitehead's minimum annual base salary is $450,000 (subject to periodic review and increase at the discretion of the Compensation Committee, increased to $466,000 as of April 1, 2014), with an annual cash bonus target equal to 100% of his annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Mr. Whitehead is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Mr. Whitehead's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions.

Clayton A. Carrell

        We entered into an employment agreement with Mr. Carrell, effective May 24, 2012, to serve as our Executive Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Carrell's minimum annual base salary is $400,000 (subject to periodic review and increase at the discretion of the Compensation Committee, increased to $485,000 as of October 1, 2014), with an annual cash bonus target equal to 100% of his annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Mr. Carrell is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Mr. Carrell's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions.

Marguerite N. Woung-Chapman

        We entered into an employment agreement with Ms. Woung-Chapman, effective May 24, 2012, to serve as our Senior Vice President, General Counsel & Corporate Secretary. Under the terms of the agreement, Ms. Woung-Chapman's minimum annual base salary is $370,000 (subject to periodic review and increase at the discretion of the Compensation Committee, increased to $387,000 as of April 1, 2014), with an annual cash bonus target equal to 55% (increased to 70% in 2014) of her annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Ms. Woung-Chapman is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Ms. Woung-Chapman's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions.

Joan M. Gallagher

        We entered into an employment agreement with Ms. Gallagher, effective May 24, 2012, to serve as our Senior Vice President, HR and Administrative Services. Under the terms of the agreement, Ms. Gallagher's minimum annual base salary is $300,000 (subject to periodic review and increase at the discretion of the Compensation Committee, increased to $340,000 as of October 1, 2014), with an annual cash bonus target equal to 55% (increased to 60% in 2014) of her annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Ms. Gallagher is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Ms. Gallagher's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions.

John D. Jensen

        We entered into an employment agreement with Mr. Jensen, effective May 24, 2012, to serve as our Executive Vice President, Operations Services. Under the terms of the agreement, Mr. Jensen's annual base salary was $400,000 (subject to periodic review and increase at the discretion of the Compensation Committee, increased to $421,000 as of April 1, 2014), with an annual cash bonus target equal to 100% of his annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Mr. Jensen was eligible to participate in all benefit plans and programs available to other senior executives of our company. Mr. Jensen's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions. Mr. Jensen voluntarily resigned from the company in May 2014.

Outstanding Equity Awards

        The following table provides information with respect to outstanding equity awards held by the named executive officers as of December 31, 2014.

Outstanding Equity Awards
at Fiscal Year-End 2014

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)				Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
			Option Exercise Price ($)
				Option Expiration Date
Name	Exercisable	Unexercisable
Brent J. Smolik	0	72,388(2)	19.82	04/01/2024	32,518(3)	339,488
					207,985(4)	(5)
Dane E. Whitehead	0	34,388(2)	19.82	04/01/2024	15,447(3)	161,267
					69,328(4)	(5)
Clayton A. Carrell	0	34,388(2)	19.82	04/01/2024	15,447(3)	161,267
					69,328(4)	(5)
Marguerite N. Woung-Chapman	0	17,939(2)	19.82	04/01/2024	8,058(3)	84,126
					27,731(4)	(5)
Joan M. Gallagher	0	11,176(2)	19.82	04/01/2024	5,020(3)	52,409
					18,488(4)	(5)
John D. Jensen (6)	—	—	—	—	20,799(4)	(5)

(1)
The values represented in this column have been calculated by multiplying $10.44, the closing price of our common stock on December 31, 2014, by the number of shares of stock.

(2)
These are stock options that were granted as part of the 2014 annual grant of long-term incentive awards. The options are subject to a delayed three-year ratable vesting schedule with the first tranche vesting on April 1, 2017, second tranche on April 1, 2018 and third tranche on April 1, 2019 (with vesting commencing earlier in event of complete sell-down by Apollo and Riverstone of their common stock holdings).

(3)
These are shares of restricted stock that were granted as part of the 2014 annual grant of long-term incentive awards. The restricted shares are subject to a delayed three-year ratable vesting schedule with the first tranche vesting on April 1, 2017, second tranche on April 1, 2018 and third tranche on April 1, 2019 (with vesting commencing earlier in event of complete sell-down by Apollo and Riverstone of their common stock holdings).

(4)
These are shares of Class B common stock held by each of our named executive officers as of December 31, 2014. The Class B shares are subject to time-based vesting requirements (vest ratably over 5 years, with 20% vesting on each of May 24, 2013, 2014, 2015, 2016 and 2017) as well as a performance hurdle, and such shares do not become payable until the performance hurdle is achieved (e.g., certain liquidity events in which our private equity sponsors receive a return of at least one times their invested capital in our company). The performance hurdle applicable to the Class B common shares has not yet been met, and consequently, all of the Class B shares owned by the named executive officers are reported as unvested shares for purposes of this table.

(5)
Because the number of shares of common stock that would be issued to our named executive officers in a Class B Exchange depends on the total value received by our private equity sponsors, the market value of the shares of Class B common stock is not readily determinable. See "Compensation

  Discussion and Analysis" for further detail. For illustrative purposes only and assuming that Apollo and Riverstone sold 100% of their shares of common stock on December 31, 2014 for net proceeds of $10.44 per share (the closing share price on December 31st), the Class B shares held by our named executive officers would have been worth $0 and would not have been exchanged for shares of common stock, as a sale at such price would not have triggered the performance hurdle applicable to the Class B Shares.

(6)
John D. Jensen voluntarily resigned as of May 31, 2014.

Potential Payments upon Termination or Change in Control

        The following section describes the benefits that may become payable to our named executive officers in connection with a termination of their employment.

Potential Payments under Employment Agreements

        As discussed above, we have entered into employment agreements with our named executive officers. The agreements contain provisions for the payment of severance benefits following certain termination events. Below is a summary of the payments and benefits these named executive officers would receive in connection with various employment termination scenarios.

        Under the terms of each employment agreement, if the executive's employment is terminated by us without cause or by the executive with good reason then the executive will be entitled to receive:

  •
  any accrued obligations;

  •
  a lump-sum payment equal to 200% (or 300% in the case of Mr. Smolik) of the sum of the executive's (a) annual base salary and (b) target annual bonus as of the termination date;

  •
  a prorated annual bonus based on the executive's target bonus opportunity for the year of termination; and

  •
  continuation of basic life and health insurance following termination for 24 months (or 36 months in the case of Mr. Smolik).

If the executive's employment is terminated for any other reason, our only obligation will be the payment of any accrued obligations. For purposes of the above, "good reason" means, as to any executive, the occurrence of any of the following events without the executive's consent: (a) a reduction in the executive's annual base salary other than a reduction of not more than 5% in connection with a general reduction in base salaries that affects all similarly situated executives in substantially the same proportions which is implemented in response to a material downturn in the U.S. domestic oil and natural gas exploration and development industry; (b) a failure of the company to cause the executive to be eligible under benefit plans that provide benefits that are substantially comparable in the aggregate to those provided to the executive as of the effective date of the employment agreement; (c) any material breach by the company of the employment agreement; (d) a material diminution in the executive's title, authority, duties, or responsibilities; (e) the requirement that the executive's principal place of employment be outside a 35 mile radius of his or her then-current principal place; (f) any purported termination of the executive's employment for cause which does not comply with the employment agreement; and solely with respect to Mr. Smolik, (g) the failure of the company to re-elect him as a member of the Board in connection with any election of directors. The term "cause" means the executive's (i) willful failure to perform the executive's material duties, (ii) willful and material breach of the employment agreement, (iii) conviction of or plea of guilty or no contest to, any felony or any crime involving moral turpitude, or (iv) engaging in actual fraud or willful material misconduct in the performance of the executive's duties under the employment agreement.

Potential Payments under Welfare Benefit Plans

        We sponsor a welfare benefit plan available to all employees that provides long-term disability benefits in the event of an employee's permanent disability. In the event of a named executive officer's permanent disability, disability income would be payable on a monthly basis as a long as the executive officer qualified as permanently disabled. Long-term disability benefits are equal to 60% of the executive's base salary in effect immediately prior to the disability, with a maximum monthly benefit equal to $25,000. In the event of a named executive officer's permanent disability, he or she may also elect to maintain basic life and health insurance coverage under our welfare benefit plan at active-employee rates for as long as the individual qualifies as permanently disabled or until he or she reaches age 65.

        In addition, our named executive officers participate in our Senior Executive Survivor Benefits Plan, which provides each of our named executive officers with survivor benefits coverage in the event of the executive's death in lieu of the coverage provided generally under our group life insurance plan. The amount of benefits provided is 2.5 times the executive's annual salary.

Treatment of Equity Awards

        In addition to the severance and welfare benefits described above, our named executive officers' outstanding equity awards may be impacted in the event of certain termination scenarios, as described below.

  2014 Omnibus Incentive Plan Awards

  Stock Options

        As discussed in the "Compensation Discussion and Analysis," the stock options issued under our 2014 Omnibus Incentive Plan to the named executive officers in 2014 are subject to a delayed 3-year vesting schedule with vesting commencing in 2017 (or earlier in the event of a completed sell-down by Apollo and Riverstone of their common stock holdings). If the executive's employment is involuntarily terminated by the company without cause or in the event of the executive's termination due to disability, a pro-rata portion of the unvested options will vest on the date of the executive's termination of employment. The options will fully vest in the event of the executive's termination due to death. In addition, options will fully vest in the event of an executive's termination of employment without cause or by the executive for good reason within two years following a change in control of EP Energy. Unless stock options expire by their own terms, vested options may be exercised for three-months following a voluntary termination by the executive or an involuntary termination by the company without cause or one year in the event of termination due to death or disability. Vested but unexercised stock options are forfeited in the event of a termination for cause.

  Restricted Stock

        As discussed in the "Compensation Discussion and Analysis," the restricted shares issued under our 2014 Omnibus Incentive Plan to the named executive officers are subject to a delayed 3-year vesting schedule with vesting commencing in 2017 (or earlier in the event of a completed sell-down by Apollo and Riverstone of their common stock holdings). If the executive's employment is involuntarily terminated by the company without cause or in the event of the executive's termination due to disability, a pro-rata portion of the shares of restricted stock that remain subject to the restriction period will vest on the date of the executive's termination of employment. The shares of restricted stock will fully vest in the event of the executive's termination due to death. In addition, shares of restricted stock will fully vest in the event of an executive's termination of employment without cause or by the executive for good reason within two years following a change in control of EP Energy. Restricted shares that remain subject to the restriction period will be immediately forfeited in the event of a voluntary termination by the executive or a termination for cause.

  Legacy LTI Awards

  Common Stock

        Each of our named executive officers holds shares of common stock issued in connection with the formation of EP Energy in 2012, which include "buy-in" shares purchased by the executives with their own funds and a "matching" award of common stock equal to 50% of the buy-in shares purchased. These common shares are 100% vested, but remain subject to transfer restrictions until the earlier of May 2016 and certain liquidity events. In addition, the shares are subject to repurchase at the company's election in certain termination scenarios as follows:

  Voluntary Termination without Good Reason or Involuntary Termination with Cause

        In the event of a named executive officer's voluntary termination without good reason or if the executive's employment is terminated by the company with cause, then for a period of one year following the termination, the company may elect (but is not required) to repurchase the shares of common stock held by such executive for a purchase price equal to the lesser of the original cost paid by the executive to purchase the shares and the fair market value of the shares on the repurchase date. As the "matching" award of common stock was awarded to the executives at no cost, this repurchase option would generally cause the shares of common stock to be repurchased for no consideration.

  Involuntary Termination without Cause or Voluntary Termination with Good Reason or Termination due to Death or Disability

        In the event of a named executive officer's involuntary termination by the company without cause or termination by the executive with good reason, or in the event of the named executive officer's death or disability, then for a period of one year following the termination, the company may elect (but is not required) to repurchase the shares of common stock held by such executive for a purchase price equal to the fair market value of the shares on the repurchase date.

  Class B Common Stock

        As discussed in the "Compensation Discussion and Analysis," the shares of Class B common stock issued to the named executive officers in 2012 vest ratably over five years. Below is a description of the impact of certain termination scenarios on the Class B shares.

  Involuntary Termination with Cause

        In the event of a named executive officer's termination with cause, all shares of Class B common stock held by such executive (whether vested or unvested) would be forfeited without consideration.

  Voluntary Termination without Good Reason

        In the event of a named executive officer's voluntary termination, 25% of the executive's vested Class B shares and all unvested Class B shares would be forfeited without consideration. In such event and for a period of one year following the termination, the company may elect (but is not required) to redeem the non-forfeited shares of Class B common stock held by such executive at the fair market value of such shares (as determined by the Board) on the repurchase date.

  Involuntary Termination without Cause or Voluntary Termination with Good Reason or Termination due to Death or Disability

        In the event of a named executive officer's involuntary termination by the company without cause or termination by the executive with good reason, or in the event of the named executive officer's death or disability, a pro-rata portion of the unvested shares of Class B common stock would vest as of the termination date (pro-rata vesting relating solely to the single tranche of Class B common stock that would have vested as of the next vesting date). All remaining unvested shares of Class B common stock would be forfeited without consideration. In such event and for a period of one year following the termination, the company may elect (but is not required) to redeem the non-forfeited shares of Class B common stock held by such executive at the fair market value of such shares (as determined by the Board) on the repurchase date.

Estimated Severance, Accelerated Equity, Disability and Survivor Benefits

        The following table presents the company's estimate of the amount of the benefits to which each of the named executive officers would have been entitled had his or her employment been terminated or a change in control occurred on December 31, 2014 under the scenarios noted below.

Name	Voluntary Termination Without Good Reason or Involuntary Termination with Cause ($)	Death ($)	Disability ($) (1)	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($) (2)	Change in Control (no termination) ($)	Change in Control (plus Involuntary Termination without Cause or Voluntary Termination with Good Reason) ($)
Brent J. Smolik
Severance Payment	—	—	—	6,055,000	—	6,055,000
Equity Acceleration (3)	—	339,488	28,292	28,292	—	339,488
Continued Medical	—	—	19,398	69,462	—	69,462
Disability Income	—	—	300,000	—	—	—
Survivor Benefit	—	2,162,500	—	—	—	—
Dane E. Whitehead
Severance Payment	—	—	—	2,330,000	—	2,330,000
Equity Acceleration (3)	—	161,267	13,436	13,436	—	161,267
Continued Medical	—	—	19,398	46,308	—	46,308
Disability Income	—	—	279,600	—	—	—
Survivor Benefit	—	1,165,000	—	—	—	—
Clayton A. Carrell
Severance Payment	—	—	—	2,425,000	—	2,425,000
Equity Acceleration (3)	—	161,267	13,436	13,436	—	161,267
Continued Medical	—	—	19,398	46,308	—	46,308
Disability Income	—	—	291,000	—	—	—
Survivor Benefit	—	1,212,500	—	—	—	—
Marguerite N. Woung-Chapman
Severance Payment	—	—	—	1,586,700	—	1,586,700
Equity Acceleration (3)	—	84,126	7,016	7,016		84,126
Continued Medical	—	—	9,078	21,972	—	21,972
Disability Income	—	—	232,200	—	—	—
Survivor Benefit	—	967,500	—	—	—	—
Joan M. Gallagher
Severance Payment	—	—	—	1,292,000	—	1,292,000
Equity Acceleration (3)	—	52,409	4,374	4,374	—	52,409
Continued Medical	—	—	19,398	46,308	—	46,308
Disability Income	—	—	204,000	—	—	—
Survivor Benefit	—	850,000	—	—	—	—
John D. Jensen (4)
Severance Payment	—	n/a	n/a	n/a	n/a	n/a
Equity Acceleration	—	n/a	n/a	n/a	n/a	n/a
Continued Medical	—	n/a	n/a	n/a	n/a	n/a
Disability Income	—	n/a	n/a	n/a	n/a	n/a
Survivor Benefit	—	n/a	n/a	n/a	n/a	n/a

(1)
Disability income would be payable on a monthly basis as long as the executive officer qualifies as permanently disabled. The amounts in this column assume disability income and continued benefit coverage for a period of one year.

(2)
For purposes solely of the equity acceleration disclosure in this column, the value listed would only accelerate vest in the event of the named executive officer's involuntary termination of employment without cause; a good reason termination without a change in control would not result in the accelerated vesting of equity.

(3)
This row shows the value of shares of restricted stock granted under our 2014 Omnibus Incentive Plan that vest in the event of the named executive officer's termination calculated using $10.44, the closing price of our common stock on December 31, 2014. Outstanding stock options that vest would have been underwater (option exercise price is above the December 31, 2014 closing stock price) and therefore no value is included in this row for options.

(4)
John D. Jensen voluntarily resigned as of May 31, 2014.

 Compensation Policies and Practices as they Relate to Risk Management

        With the help of its compensation consultant FW Cook, during 2014 the Compensation Committee reviewed our compensation policies and practices for all employees, including the named executive officers, and determined that our compensation policies and practices do not encourage inappropriate risk-taking and are not reasonably likely to have a material adverse effect on the company.

        Specifically, the Compensation Committee noted a number of design features of our compensation programs that mitigate these risks, including:

  •
  employees are in structured programs which have a maximum earning opportunity;

  •
  performance metrics for our annual incentive program are aligned with stockholder interests and utilize multiple metrics;

  •
  the Compensation Committee has discretion in determining compensation payouts;

  •
  leverage for the most significant potential for value creation resides in the Class B share program, which is aligned with long-term company performance;

  •
  employee wealth creation is determined by sustained multi-year performance, not by any single year;

  •
  the company does not use open-ended compensation arrangements or ones that motivate leveraging the company's balance sheet; and

  •
  the company's programs are overseen by an independent compensation committee who has engaged an independent consultant to provide advice regarding market trends relating to the form, design, and amount of compensation.

        In addition, in connection with this review, the Compensation Committee determined it would be prudent to adopt certain tools to mitigate compensation risk, including an incentive plan clawback policy, stock ownership guidelines and an anti-hedging policy, each of which were adopted by our Board in early 2015.

DIRECTOR COMPENSATION

        Our independent non-employee directors receive cash and equity-based compensation for their services as directors, as follows:

  •
  an annual cash retainer of $70,000;

  •
  an additional annual retainer of $15,000 for service as the chair of the Audit Committee or the Compensation Committee and $10,000 for service as the chair of any other board committee;

  •
  for non-chair committee members, an additional annual cash retainer of $7,500 for membership on the Audit Committee and $5,000 for membership on the Compensation Committee or any other board committee; and

  •
  an annual award of restricted stock granted under our 2014 Omnibus Incentive Plan, having a value as of the grant date of $175,000.

Annual cash retainers are paid in quarterly installments at the end of each quarter, unless the director elects to receive the retainer in the form of restricted stock. Annual restricted stock grants are made each year on the date of the company's annual meeting of stockholders (or in the case of 2014, on May 1, 2014) and vest one year from the date of grant. An independent director who joins the Board at any time other than the annual meeting will receive a pro-rated restricted stock grant as of the first business day of the month following the director's appointment to the Board, with such award vesting one year from the date of grant. Directors may, at their election, receive their annual cash retainer in the form of restricted stock, which award would be issued at the same time as the annual restricted stock grant and would be subject to the same vesting restrictions. Directors also receive reimbursement for out-of-pocket expenses associated with attending board or committee meetings.

Director Compensation Table

        The following table sets forth the aggregate dollar amount of all fees paid to each of our independent directors during 2014 for their services on the Board. The independent directors do not receive stock options or pension benefits.

Director Compensation
for the Year Ended December 31, 2014 (1)

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3) (4)	All Other Compensation ($)	Total ($)
Michael S. Helfer	82,500	218,740	—	301,240
Thomas R. Hix	63,750	174,998	—	238,748
Keith O. Rattie (5)	—	—	—	—

(1)
Our sponsor-appointed non-independent directors do not receive any compensation from us for serving on the Board; consequently they are not included in the Director Compensation Table above. In addition, employee directors do not receive any additional compensation for serving on the Board. Amounts paid as reimbursable business expenses to each director for attending Board functions are not reflected in this table. We do not consider the directors' reimbursable business expenses for attending board functions and other business expenses required to perform board duties to have a personal benefit. Accordingly, they are not considered a perquisite.

(2)
This column includes the value of a director's annual cash retainer, including the additional retainer for directors who chair a Committee of the Board and the additional retainer for members of the

  Audit Committee and Compensation Committee. Pursuant to our director compensation program, whereby a director may elect to receive the annual cash retainer in the form of restricted stock, the amount reflected in this column for Messrs. Helfer and Hix for 2014 includes $61,875 and $61,875, respectively, that each director elected to receive in the form of restricted stock. The restricted stock received in lieu of cash was issued on May 1, 2014 in connection with the annual restricted stock award, with each director being awarded 3,088 shares, each share having a grant date fair value of $20.04.

(3)
The amount in this column represents the aggregate grant date fair value of the annual restricted stock awards granted in 2014 to the directors. Each of Messrs. Helfer and Hix received a grant of 8,732 shares of restricted stock on May 1, 2014 as their annual equity retainer, each share having a grant date fair value of $20.04. In addition, Mr. Helfer received a pro-rated equity grant of 2,564 shares of restricted stock on February 3, 2014, each share having a grant date fair value of $17.06.

(4)
As of December 31, 2014, Messrs. Helfer and Hix had 14,384 and 11,820, respectively, of restricted shares outstanding, comprised of the annual equity retainer, pro-rated equity retainer (where applicable) and shares received in lieu of cash at the election of the director.

(5)
Mr. Rattie was appointed to the Board of Directors on January 1, 2015 and consequently received no compensation from us during 2014.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information concerning the EP Energy Corporation 2014 Omnibus Incentive Plan as of December 31, 2014.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by stockholders	—	—	—
Equity compensation plans not approved by stockholders	219,352	$19.82	11,179,603
Total	219,352		11,179,603

2014 Omnibus Incentive Plan

        In connection with our initial public offering, we adopted the 2014 Omnibus Incentive Plan, which plan was approved by our Board and became effective on January 15, 2014, the day prior to our initial public offering. The purpose of the 2014 Omnibus Plan is to promote the interests of the company and its stockholders by enhancing the company's ability to attract and retain employees and non-employee directors through suitable recognition of their ability and experience. The 2014 Omnibus Plan is further intended to align the employees' and non-employee directors' interests and efforts with the long-term interests of the company's stockholders, and to provide participants with a direct incentive to achieve the company's strategic and financial goals.

        The 2014 Omnibus Plan authorizes the granting of awards for up to ten years from the plan's effective date. The plan will remain in effect, subject to the right of our Board to terminate the plan at any time, until no awards remain outstanding. The Compensation Committee of our Board is the plan administrator. The Compensation Committee is authorized to delegate its duties and responsibilities as plan administrator to one or more senior executives of the company or any committee thereof, subject to certain limitations. Our Board will serve as plan administrator with respect to awards to non-employee directors. The plan administrator has the full power to select employees and non-employee directors to receive awards under the plan; determine the terms and conditions of awards; construe and interpret the plan and any awards granted thereunder; and, subject to certain limitations, amend the terms and conditions of outstanding awards. The plan administrator's determinations and interpretations under the 2014 Omnibus Plan are binding on all interested parties.

        The 2014 Omnibus Plan authorizes the issuance of up to 12,433,749 shares of our common stock. The shares to be delivered under the plan may be made available from any combination of shares held in the company's treasury, authorized but unissued shares of the company's common stock or previously issued shares of the company's common stock reacquired by the company, including shares purchased on the open market, as determined by the plan administrator.

        Any shares that are potentially deliverable under an award granted under the 2014 Omnibus Plan that is canceled, forfeited, settled in cash, expires or is otherwise terminated without delivery of such shares shall not be counted as having been issued under the plan. Likewise, shares that have been issued in connection with an award of restricted stock that is canceled or forfeited prior to vesting or settled in cash, causing the shares to be returned to the company, will not be counted as having been issued under the plan. In addition, shares that are held back or tendered (either actually or constructively by attestation) to cover the exercise price or tax withholding obligations with respect to an award will not be counted as having been issued under the plan.

        In the event of a change in capitalization, as defined in the 2014 Omnibus Plan, the plan administrator shall make such adjustments as it determines are appropriate and equitable to (i) the maximum number and class of shares of common stock or other stock or securities with respect to which awards may be granted under the plan, (ii) the maximum number and class of shares of common stock or other stock or securities that may be issued upon exercise of stock options, (iii) the individual annual grant limits for Section 162(m), (iv) the number and class of shares of common stock or other stock or securities that are subject to outstanding awards and the option price or grant price therefor, if applicable, and (v) performance goals.

PROPOSAL NO. 2 — Advisory Vote on Executive Compensation

        Section 14A of the Exchange Act requires that we provide stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's compensation disclosure rules. This vote is commonly referred to as a "say on pay" vote.

        As an advisory vote, this proposal is not binding upon the company or our Board. However, the Compensation Committee, which is responsible for designing and administering the company's executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Accordingly, we ask our stockholders to vote on the following resolution:

"Resolved, that the company's stockholders approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the narrative disclosures that accompany the compensation tables."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,
AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL NO. 3 — Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

        Section 14A of the Exchange Act also provides that stockholders be given the opportunity to vote, on an advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers (say on pay). Under this Proposal No. 3, stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

        Our Board believes that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the company's executive compensation policies and practices as disclosed in the proxy statement each year.

        We recognize that our stockholders may have different views as to the best approach for the company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation.

        As an advisory vote, this proposal is not binding upon the company or our Board.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENATION EVERY YEAR.

 PROPOSAL NO. 4 — Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm

        The Board, at the request of the Audit Committee, is seeking stockholder ratification of the resolution appointing Ernst & Young LLP, 5 Houston Center, 1401 McKinney Street, Suite 1200, Houston, Texas 77010, as our independent registered public accounting firm for fiscal year 2015.

        In the normal course of the Audit Committee's duties, as set forth in the Audit Committee Charter, the Audit Committee performs a thorough evaluation of our independent registered public accounting firm. These evaluations are part of an overall review of our internal controls that are designed to safeguard our financial and accounting integrity.

        The Board, at the request of the Audit Committee, is recommending the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2015.

        If the appointment is not ratified by a majority of the votes present or represented by proxy at the Annual Meeting, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Given the difficulty and expense of making any substitution of independent registered public accounting firms after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year 2015 will stand unless the Audit Committee finds other good reason to make a change.

        Ernst & Young LLP audited our financial statements for fiscal years 2014 and 2013, including the audit of EP Energy Corporation and its subsidiaries. Included in the table below are the aggregate fees for professional services rendered to us by Ernst & Young LLP for the year ended December 31, 2014 and 2013.

 Principal Accountant Fees and Services

        Aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31 were (in thousands):

	2014	2013
Audit	$1,393	$2,931
Audit Related	177	180
Tax	—	202

Total	$1,570	$3,313

        Audit Fees for the years ended December 31, 2014 and 2013 were primarily for professional services rendered for the audit of consolidated financial statements of EP Energy Corporation and its subsidiaries; the review of documents filed with the SEC; consents; the issuance of comfort letters; and certain financial accounting and reporting consultations.

        Audit Related Fees for the years ended December 31, 2014 and 2013 were primarily for professional services and other advisory services rendered not included in Audit fees above.

        Tax Fees for the year ended December 31, 2013 were for professional services related to tax compliance, tax planning and advisory services.

        The Audit Committee has adopted a pre-approval policy for audit and non-audit services and the fees set forth above are consistent with such pre-approvals. See page 15 of this proxy statement for a description of this policy.

        The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

By Order of the Board of Directors

Marguerite N. Woung-Chapman Senior Vice President, General Counsel and Corporate Secretary

Houston, Texas
March 26, 2015

EP ENERGY CORPORATION ROOM 2322D PO BOX 4660 HOUSTON, TX 77210-4660 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, Wednesday, May 6, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by EP Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, Wednesday, May 6, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M85667-P62651 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EP ENERGY CORPORATION For Withhold For All To withhold authority to vote for any individual THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR UNDER PROPOSAL 1. All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Ralph Alexander 02) Wilson B. Handler 03) John J. Hannan 04) Michael S. Helfer THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2. For Against Abstain 2. Approval of the advisory vote on executive compensation ("Say-on-Pay"). THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR "1 YEAR" ON PROPOSAL 3. 1 Year 2 Years 3 Years Abstain 3. Advisory vote on the frequency of subsequent advisory votes on executive compensation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4. For Against Abstain 4. Ratification of the Appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Note: Please sign as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

EP ENERGY CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 7, 2015 YOUR VOTE IS IMPORTANT PLEASE VOTE YOUR PROXY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2015 Proxy Statement and 2014 Annual Report on Form 10-K are available at www.proxyvote.com. M85668-P62651 EP ENERGY CORPORATION Annual Meeting of Stockholders May 7, 2015 9:00 AM CDT This proxy is solicited by the Board of Directors for use at the Annual Meeting to be held at 9:00 a.m., CDT, on May 7, 2015 at 1001 Louisiana Street, Houston, Texas 77002. You hereby authorize Brent J. Smolik and Marguerite N. Woung-Chapman or any of them, each with full power of substitution, to represent you and vote all of the shares of Class A common stock of EP Energy Corporation held of record as of the close of business on March 13, 2015, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of EP Energy Corporation, on May 7, 2015 or at any postponement or adjournment thereof. You hereby revoke all proxies previously given. The shares of stock held in your account will be voted as you specify on the reverse side. In their discretion, Brent J. Smolik and Marguerite N. Woung-Chapman, or any of them, are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted as directed or, if no direction is given, will be voted "FOR" all Director nominees,"FOR" Proposals 2 and 4 and every "1 YEAR" for Proposal 3 and in the discretion of the proxyholders on any other matter that properly comes before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2 AND 4, AND EVERY "1 YEAR" FOR PROPOSAL 3. Continued and to be signed on reverse side